As filed with the Securities and Exchange Commission on March 8, 1999
                                             Registration No. 333-69415

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

Pre-effective Amendment 1
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933


                            BALANCED LIVING, INC.
           (Exact name of registrant as specified in its charter)


      Colorado                    8299                     87-0575577
  (State or other      (Primary Standard Industrial     (I.R.S. Employer
  jurisdiction of       Classification Code Number)    Identification No.)
   organization)


                      6375 South Highland Drive, Suite D
                         Salt Lake City, Utah  84121
                              (801) 424-1624
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                             JEANNENE BARHAM
                   President and Chief Financial Officer
                           Balanced Living, Inc.
                    6375 South Highland Drive, Suite D
                        Salt Lake City, Utah  84121
                             (801) 424-1624
         (Name, address, including zip code, and telephone number, including area code, of agent for service)


                               Copies To:
                         A. ROBERT THORUP, ESQ.
                         RAY, QUINNEY & NEBEKER
                          79 South Main Street
                       Salt Lake City, Utah 84111
                             (801) 323-3359
                          (fax) (801) 532-7543


Approximate date of commencement of proposed sale of the securities to the
Public: As soon as practicable after the Effective Time of this Registration Statement.

                     CALCULATION OF REGISTRATION FEE

Title of each   Amount to       Proposed         Proposed        Amount of
class of         to be      Maximum offering  Maximum aggregate registration
securities to   registered   price per share   offering price       fee
be registered

common stock    250,000              -                 -               -
units

common stock    250,000           $2.00           $500,000        $147.50
($0.001 par     shares
value)

Class A         250,000           $3.00           $750,000        $221.25
Warrants and    warrants
underlying      and under-
common stock    lying shares

Class B         250,000           $5.00         $1,250,000        $368.75
Warrants and    warrants
underlying      and under-
common stock    lying shares

Class C         250,000          $10.00         $2,500,000        $652.50
Warrants and    warrants
underlying      and under-
common stock    lying shares

TOTAL                                                           $1,390.00

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Time until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration
Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         P  R  O  S  P  E  C  T  U  S

                      250,000 Units      $2.00 per Unit

               Each Unit Consists of One Share of Common Stock,
      And One Each of a Class A Warrant, a Class B Warrant, and a Class C
                                  Warrant.

                                    BALANCED LIVING, INC.
                                   A Colorado Corporation

               [LOGO]

	- Balanced Living, Inc. is a new Colorado corporation engaged in the personal development business, and offers seminars, books and related personal development products to its clients. All of its current activities are conducted in its wholly owned subsidiary, The Balanced Woman, Inc.

	- These securities have not been approved or disapproved by the Securities and Exchange Commission, or any state securities agency, nor has any federal or state regulatory agency passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This offering involves
a significant degree of risk.

Investors need to read the section called
"Risk of this Investment" found at page 3 of this prospectus.

			- The Offering
                                               Per Unit   Total
							     --------   -----

        			Public Price		$2.00	   $500,000

				Underwriting discounts
				and commissions	      $0.20	    $50,000
								-----	    -------
		Proceeds to Balanced Living	 	$1.80	   $450,000

	- There is no minimum offering. Balanced Living will accept and spend any Investor money submitted for an accepted purchase of units.

	- Net proceeds to the Balance Living will be less the $450,000 in the event the offering is only partially completed. This creates a much higher risk to the earlier investors.

	- An Investor's purchase of units must not exceed 10% of that Investor's net worth.

	- Warrants

		- Class A Warrants allow the purchase of one (1) share of
		  common stock for $3.00
		- Class B Warrants allow the purchase of one (1) share of
		  common stock for $5.00
		- Class C Warrants allow the purchase of one (1) share of
		  common stock for $10.00.
		- All of the Warrants are valid until December 31, 2003, when
		  they will expire.

	- There is no public market for Balanced Living common stock.

	- This offering will continue until subscriptions for all units are received, until October 1, 1999 or until Balanced Living terminates the offering, whichever first occurs.

               The Date of this Prospectus is March     , 1999

					  -COVER PAGE-

                            [Inside Front Cover]



No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, that information and representations must not be relied on as having been authorized by
Balanced Living.   This prospectus is not an offer to sell or a
solicitation of an offer to buy any of the securities it offers to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus.

Notice to New York Residents

The attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representations to the contrary is unlawful.


                   [This Space Left Blank Intentionally]

                   PROSPECTUS SUMMARY FOR BALANCED LIVING

	This is a brief summary of the
information in this prospectus.  We
encourage you to read the entire
prospectus before you decide
whether and how much to invest in
the units.

- Balanced Living

    	Balanced Living, Inc.
("Balanced Living") is a newly
formed Colorado corporation with no
operating history and under the
management of persons with limited
experience in starting and
successfully developing a new
company.  The business of Balanced
Living initially will be conducted
through its wholly owned
subsidiary, The Balanced Woman,
Inc., ("Balanced Woman") also a
relatively new Colorado
corporation.

    	Balanced Living was organized
by women for the benefit of women,
and to function as part of the
personal growth/life management
industry (a rapid growing industry
designed to provide self-help and
self-improvement-related products
and services to individuals).  It
offers seminars, personal growth
experiences and products that
assist women in living more
balanced and purposeful lives.

-  Balanced Living's Financial
   History and Current Position

    	Balanced Living was formed on
July 1, 1998 and acquired Balanced
Woman on July 14, 1998.  Balanced
Woman was formed on January 26,
1998. Balanced Living earned
revenues of $15,614 (through
November 30, 1998) and experienced
a net loss of ($241,130) as of
November 30, 1998.  At November 30,
1998, Balanced Living had cash on
hand of $7.614 and a net worth of
($241,130)             .

- What is Balanced Living, Inc.

	Balanced Living will earn
revenue for the following:

	- Seminars.
	- Products.
	- Circles of Women.

	For detailed information
about these activities see
"Information About Balanced Living"
page 13.

- How will Balanced Living use the
  Net Proceeds of this offering?

    	Balanced Living estimates
that it will have $417,923
available from this offering after
expenses if the total offering is
sold.  Any funds raised through
this offering will be used to
implement the seminars and products
described above, including salaries
and expenses of the management team
during the start-up period.  See
"Use of Proceeds"

- Becoming a Shareholder

    	You must complete and sign a
Subscription Agreement and submit
that with your investment money.
If your investment is not more than
ten percent of your net worth you
will be accepted as a Shareholder.
When your subscription has been
accepted, you will receive a
countersigned copy of your
Subscription Agreement and an
acknowledgment letter along with
your share certificates.



[This Space is Left Blank Intentionally]

                                RISK FACTORS

An investment in the units involves a high degree of risk and should only be made by persons who can afford to lose up to their entire investment. Before purchasing units, you should consider carefully the following risk factors, in addition to the other information in this prospectus.

RISKS INHERENT IN BALANCED LIVING


- Balanced Living's Limited
  Operating History.

	Balanced Living was formed in
July 1998, and is in the
development stages of its business
plan.  It has no significant
assets, has just begun business
operations, and considers 1998 and
early 1999 to be a period of
research and development.  There is
no assurance that upon completion
of this offering Balanced Living
will be able to continue
successfully implementing its
business plan or that it will ever
operate profitably.

- Balanced Living's Limited
  Capital and Need for Additional
  Capital.

	With the exception of
approximately $300,000 borrowed
from the founders and a few private
investors, Balanced Living has no
significant assets or operating
capital. Balanced Living's auditors
deem Balanced Living a going
concern and Balanced Living is
totally dependent upon receipt of
the proceeds of this offering to
provide the working capital
necessary to continue the
development of its business.  Even
so, upon successful completion of
the offering , the working capital
available to Balanced Living will
be limited.  Balanced Living has no
commitments for additional cash
funding beyond the proceeds
expected to be received from this
offering.  In the event that the
proceeds from this offering are not
sufficient to move Balanced Living
to internal funding and
profitability, Balanced Living may
need to seek additional financing
from commercial lenders or other
sources, including additional sales
of equity, for which it presently
has no commitments or arrangements.

- Balanced Living's Limited
  Management.

	Balanced Living will be
substantially dependent upon its
current management team, only 2 of
which are employees.  (See
"Management"). Other key personnel
are functioning as independent
contractors and are involved with
other businesses.  Balanced Living
also relies heavily on the
training, teaching methods, and
curriculum of Rose Blackham.
Currently, Ms. Blackham is the sole
facilitator of Balanced Living's
seminars.  The stability of
Balanced Living would be
significantly compromised if Ms.
Blackham were unable or unwilling
to perform these responsibilities.
Balanced Living does not carry key
person life insurance with respect
to any employee and has no
employment agreements.

- Balanced Living's Conflicts of
  Interest and Non-Arms-Length
  Transactions.

	Many of the services and goods
acquired by Balanced Living have
been and will likely come from
sources connected in some way with
members of Balanced Living's
management team. For example,
members of management have supplied
operating capital to Balanced
Living and may do so in the future
by means of loans or purchases of
equity. Some members of the
management team have other
interests which could give rise to
conflicts with respect to the
amount of time devoted to Balanced
Living.  There is no assurance such
conflicts of time and interests
will be resolved favorably to
Balanced Living.

- Risks of Insufficient Funding
  for Balanced Living and
  Unavailability of such
  Financing.

	Balanced Living has earned only
limited revenues to date and is
entirely dependent upon the
proceeds of this offering to
continue operations relating to its
prospective business. There is no
assurance that Balanced Living will
raise the amount of this offering.
The failure to substantially
complete this offering puts the
success of Balance Living in
jeopardy. Investors are not
entitled to the return of their
investment if less than the full
offering is sold.

	Although Balanced Living
believes that the proceeds of this
offering will be sufficient to
implement its business plan,
Balanced Living cannot ascertain
with any degree of certainty the
future capital requirements for the
full development and production of
its seminars, products and
inventory.

	There can be no assurance
that additional financing will be
available to Balanced Living
on acceptable terms, if at all.

- Balanced Living's Year 2000
  Risks.

	Balanced Living faces risks from
the Year 2000 computer problem in
three areas:

	-  its own computer systems;

	- its appliances and
	  equipment with embedded
	  chips; and

	- the possibly non-compliant
	systems of its third party
	vendors and service
	providers.

	While Balanced Living believes
that its own computerized
information processing systems are
"Y2K" compliant with four digit
dating and recognizing 2000 as a
leap year, it is still in the early
stages of assessing its non-
computer equipment for non-
compliant embedded chips.  Balanced
Living is also in the very earliest
stages of assessing and
communicating with its key vendors
and service providers to determine
their Y2K compliance.  In a worst
case scenario, Balanced Living may
not be able to present its seminars
because of disruptions in
transportation systems, building
locations, or utility services. In
the event of significant economic
turmoil from Y2K occurrences, the
demand for Balanced Living's
seminars and products may be
significantly reduced.  Suppliers
of its private label products may
not be able to ship sufficient
quantities to meet Balanced
Living's needs.  Balanced Living's
own offices may be closed by
equipment or utility failures or
possible civil unrest.

RISKS RELATED TO THE NATURE OF BALANCED LIVING'S BUSINESS

- Balanced Living's Uncertain
  Market Acceptance.

	Balanced Living's business plan
is based upon the experience of the
"Balanced Woman" Seminars given to
date and the observed market
acceptance of related products and
services.  There are no assurances
of general market acceptance of
Balanced Living's products and
services.  Balanced Living's
business will be subject to all the
risks associated with the packaging
and introduction of new seminars
and product lines for sale into the
competitive self- improvement
seminar market.

- Balanced Living's Intellectual
  Property Risks.

	Balanced Living relies primarily
on copyright laws and employee and
third party nondisclosure
agreements to protect its
intellectual property, but Balanced
Living has not yet registered
copyrights in any of its materials.
Unauthorized copying of its
products and services could damage
Balanced Living significantly.
Although Balanced Living is not
aware that any of its products and
services are materially infringing
the rights of others, it is
possible they are.  If so, Balanced
Living could have to modify its
products and services, at
substantial possible cost.
Balanced Living might be subject to
lawsuits if it is alleged that it
is infringing on the property
rights of others.

- Balanced Living's Economic
  Situation.

	Balanced Living provides
products and services that are not
essential to the support of life.
In the event of significant
economic downturns in the United
States or the World caused by any
or all of a number of potential
causes, the demand for Balanced
Living's seminars and products may
be significantly reduced.

RISKS RELATED TO BALANCED LIVING'S OFFERING

- Best Efforts offering/No Prior
  Firm Commitments for Balanced
  Living.

	The units are offered on a "best
efforts basis" with no underwriter
assistance or firm commitment from
any investor or dealer.
Benefits to Present Balanced
Living Shareholders; Continued
Control.

	The 600,000 presently
outstanding shares of Balanced
Living's common stock (not
including any shares underlying
stock options or warrants) were
purchased by the founders of
Balanced Living for a total
aggregate consideration of $3,000.

Immediately after completion of
this offering, assuming the full
$500,000 is sold, the two current
shareholders, Jeannene Barham and
Rose Blackham, will own 71% of the
then outstanding common stock, for
which they will have paid an
average $0.005 per share; and
Investors in this offering will own
the other 29%, for which they will
have paid $2.00 per share (without
regard to the warrants included in
the units).  Thus, Investors in
this offering will contribute to
capital of Balanced Living a
disproportionately greater
percentage than the current
shareholders.  Moreover, the
current shareholders will continue
to control Balanced Living through
their majority common share voting
ability.  See "Dilution".

- Broad Discretion to Use Offering
  Proceeds.

	Management will have wide
discretion as to the allocation,
priority and timing of the
allocation and spending of funds
raised from this offering.  The use
of the proceeds of the offering may
vary significantly from those
outlined in this Prospectus
depending on numerous factors,
including the success that Balanced
Living has testing and marketing
its products.  Investors purchasing
the units will be entrusting their
funds to Balanced Living's
management, upon whose judgement
the Investors must depend.  (See
"Use of Proceeds" and "Management")

- Arbitrary Determination of
  Offering Price.

	The public offering price of
the units offered hereby was
arbitrarily determined by Balanced
Living without the advice of an
underwriter.  The price bears no
relationship to Balanced Living's
assets, book value, net worth or
other recognized criterion of
value.  In no event should the
public offering price be regarded
as an indicator of any future
market price of the units.

- There May Not Be A Public
  Trading Market.

	Prior to this offering, there
was no public market for Balanced
Living's common stock, and the
offering price for the units was
determined arbitrarily by the Board
of Directors.  See "Plan of
Distribution - Determination of
offering Price."

	Balanced Living does not
currently meet the numerical
requirements (such as income,
stockholders' equity and number of
public shares outstanding) to have
its shares listed on a United
States stock exchange or quoted on
the NASDAQ over-the-counter market.
As soon as it meets those
requirements, Balanced Living
intends to apply for a trading
listing such that its common stock
can be followed on public
information services over the
Internet or in the financial trade
publications.  Until any listing,
Balanced Living has not yet decided
whether to utilize the provisions
of Rule 15c2-11 under the
Securities Exchange Act to enable
limited public trading in its
common stock.  It is unlikely that
sufficient shares will be
outstanding in the foreseeable
future to support a public market
in Balanced Living's common stock.
The price of the units, after the
completion of this offering, can
vary due to general economic
conditions and forecasts, Balanced
Living's general business
condition, the release of Balanced
Living's financial reports and
sales of shares, which were
outstanding prior to this offering.
See "Units Eligible For Future
Resale."

- Balanced Living's State Blue Sky
  Registration; Restricted Resales
  of the Securities.

	Balanced Living has not made
application to register the
Securities in any states except:

	- California
	- Colorado
	- New York
	- Utah

	Balanced Living will seek to
obtain an exemption from
registration to offer the units in
various state jurisdictions and may
also make additional application to
register the units in some states.
Purchasers of units in this
offering must be residents of such
jurisdictions which either provide
an applicable exemption or in which
the units are registered.  In order
to prevent resale transactions in
violations of states' securities
laws, public stockholders may only
engage in resale transactions in
the units in such jurisdictions in
which an applicable exemption is
available or a blue sky application
has been filed and accepted.  As a
matter of notice to the holders
thereof, the common Stock and
Warrant certificates will contain
information with respect to resale
of the securities.  Further
Balanced Living will advise its
market makers, if any, of such
restriction on resale.

	Such restriction on resales may
limit the ability of investors to
resell the units purchased in this
offering.

	Several additional states may
permit secondary market sales of
the units:

	- Once or after certain
  	  financial and other
  	  information with respect to
  	  Balanced Living is published
        in a recognized securities
  	  manual such as Standard &
  	  Poor's Corporation Records.

	- After a certain period has
	  elapsed from the date hereof.

	- Pursuant to exemptions
	  applicable to certain
	  investors.

	- Some Units Owned By Earlier
	  Investors Could Be Sold After
	  The Offering, Affecting The
	  Resale Price.

	The owners of 600,000 shares of
Balanced Living's common stock will
be able to sell 100,000 of these
shares any time after July 1, 1999;
and 500,000 shares at any time
after July 14, 1999, assuming a
public market exists at such times.
Whenever any shares of Balanced
Living's common stock are sold, it
could cause the share price to go
down and might keep it from rising.
See "Units Eligible for Future
Resale."

- Statutory And Charter
  Limitations Could Deter An
  Acquisition Of Balanced Living.

	The laws under which Balanced
Living is chartered deny voting
rights to persons trying to acquire
control, subject to approval by the
other shareholders.  Balanced
Living's articles of incorporation
and bylaws also contain provisions,
which allow shareholders to
increase the quorum or voting
requirement for shareholders.
These provisions would make it
relatively difficult to authorize a
merger or other business
combination, to change the board of
directors or to amend charter
provisions.  This could deter an
acquisition of Balanced Living that
might otherwise be of benefit to
shareholders who are not part of
management.  See "Description of
Common Stock."

- The "Penny Stock" Rules Could
  Make Selling Balanced Living
  Units More Difficult.

	Balanced Living's common stock
might be defined as a "penny stock"
pursuant to Rule 3a51-1 under the
Securities and Exchange of Act if:

	- The shares were to be traded
  	  at a price less than $5.00
  	  per share.

	- Balanced Living had not yet
  	  met certain financial size
  	  and volume levels.

	- The shares were not
 	  registered on a national
	  securities exchange or quoted
	  on the NASDAQ system.

	A "penny stock" is subject to
Rules 15g-1 through 15g-10 of the
Securities and Exchange Commission.
Those rules require securities
broker-dealers, before effecting
transactions in any "penny stock,":

	- To deliver to the customer,
	  and obtain a written receipt
	  for a disclosure document set
	  forth in Rule 15g-10. (Rule
	  15g-2)

	- To disclose certain price
	  information about the stock
	  (Rule 15g-3)

	- To disclose the amount of
	  compensation received by the
	  broker-dealer (Rule 15g-4) or
	  any "associated person" of
	  the broker-dealer (Rule 15g-5)

	- To send monthly statements to
	  customers with market and
	  price information about the
	  "penny stock."  (Rule 15g-6)

	Balanced Living's common stock
could also become subject to Rule
15g-9, which requires the broker-
dealer, in some circumstances, to
approve the "penny stock"
purchasers account under certain
standards and deliver written
statements to the customer with
information specified in the rules.
(Rule 15g-9)  These additional
broker-dealers from effecting
transactions and limit the ability
of purchasers in this offering to
sell their shares into any
secondary market for Balanced
Living's common stock.

- Balanced Living's Officers' And
  Directors' Liabilities Are
  Limited.

	Balanced Living's articles of
incorporation provide that Balanced
Living will indemnify any officer,
director or former officer or
director, to the full extent
permitted by law.  This could
include indemnification for
liabilities under securities laws
enacted for shareowner protection,
although, in the opinion of the
federal Securities and Exchange
Commission, that indemnification is
against public policy.

- Balanced Living's Officers or
  Directors May Purchase Up To 20%
  of the Units in this Offering.

	Balanced Living may make sales
of units to officers and Directors
of Balanced Living and that such
persons may purchase up to 50,000
of the units offered hereby,
although they have made no
commitment to do so.  Such
purchases shall be made for
investment purposes only and in a
manner consistent with a public
offering of Balanced Living's
units.  Such purchases will
increase the percentage of
securities being held by the
officers and Directors.

- Effect of Purchases of Balanced
  Living Units By Officers,
  Directors and Affiliates.

	Officers and Directors of
Balanced Living may purchase units
sold in this offering under the
same terms and conditions as the
public investors.  Such purchases,
if made, will be in compliance with
rule 10b-6 and be for investment
purposes only and not for
redistribution (i.e., no present
intention to distribute or resell
the securities).  To the extent of
any such purchases for investment
purposes only, a portion of the
units from this offering will not
enter the "public float."  (The
public float is the amount of free-
trading securities, which are
immediately resalable in the
trading market.)  Such reduction
means that there are less
securities for the public investors
to purchase and resell and may
cause a lack of liquidity in any
trading of Balanced Living's
shares.

	Also, such a reduction in the
public float may make possible the
commitment of public investors in
the absence of public demand for
the offering

                              USE OF PROCEEDS

	The uses of the proceeds available to Balanced Living from the sale of the units in this offering are estimated below, assuming that all of the units are sold. There is no assurance that all of the units will be sold. Balanced Living expects to use the net proceeds over the coming 12-month period for general corporate purposes, primarily as outlined below, assuming various levels of success of the offering.

                       $500,000          $250,000         $100,000
		            raised    %       raised    %       raised    %
				------   ----     -------  ----     -------  ----
Offering Expenses       $82,077  16.4%    $57,077  22.8%    $42,077  42.1%

Salaries                120,000  24%       98,000  39%       18,000  18%

Marketing and
Advertising   	       43,300   8.7%     21,650   8.7%      8,660   8.7%

Inventory                91,427  18.3%     25,000  10%       18,000   18%

R&D                       9,650   1.9%          *   0%            *   0%

Working Capital         153,546  30.7%     48,273  19.3%     13,263  13.2%

TOTAL                  $500,000 100%      $250,000 100%    $100,000 100%

* Research and Development will be put on hold until sufficient revenues are generated to continue research and development of new products.

	As outlined in the table above, management will decrease the amount of proceeds used for each of the above estimated expenses (except for R&D) according to the total monies raised in the offering.

	Offering Expenses. These include legal counsel fees and costs, accounting fees and costs, printing costs, mailing and travel expenses, and related costs. This amount also includes a reserve for possible commissions payable to registered broker dealers who may be asked to assist in the offer and sale of the units. A maximum of $50,000 is reserved for this purpose and management believes that no broker dealer assistance likely will be required.

	Salaries. These amounts include what Balanced Living estimates it will take to maintain three full-time employees over the next 12 months.

	Marketing and Advertising. These amounts represent what Balanced Living estimates it will cost to purchase and print advertising brochures, mailing lists, postage, advertisements printed in magazines, newspapers, or tabloids, and the cost of paying commissions to independent sales representative.

	Inventory. These amounts consist of Balanced Living's stock of participant seminar materials and The Balanced Woman products which it sells at the seminars. These include:

	- "The Balanced Woman" CD
	- The Balanced Woman Knows (Book)
	- "The Balanced Woman" Bookmarks
	- The Balanced Woman Jewel Cards
	- "The Balanced Woman" Fortune Cookie Greeting Cards
	- The "Picture This" Packet
	- Elements Bath Products (Purchased whole sale and resold by Balanced Living)
	- "Sarah's Smile" Beanie Baby Doll
	- Participant's seminar materials includes a gift box, 3 guide books, and a journal

	Research & Development Expenses. These amounts represent what it the Balanced Living expects the expenses associated with the development, design, and initial production of new products or seminar materials to be.

	Working Capital. These amounts represent what Balanced Living estimates it will take to cover its operating expenses not associated with any of the above listed uses. It will cover office supplies, referral fees, telephones, office equipment, rents, professional fees, insurance liability/casualty and workers comp, repairs and maintenance and other expenses associated with the day-to-day operations of Balanced Living. As proceeds are received, and not used for offering expenses, marketing and advertising, salaries, R&D, and Iventory they would be added to cash bank balances, increasing working capital. None of the proceeds raised hereby will be used to make any loans to Balanced Living's promoters, management or their affiliates or associates of any of Balanced Living's shareholders.

	Balanced Living has not and does not presently intend to impose any limits or other restrictions on the amount or circumstances under which any of such transactions may occur except, that none of Balanced Living's officers, directors or their affiliates shall receive any personal financial gain from the proceeds of this offering except for reimbursement for out-of-pocket offering expenses. No assurance can be given that any of such potential conflicts of interest will be resolved in favor of Balanced Living or will otherwise not cause
Balanced Living to lose potential opportunities.

DILUTION

    The following table shows, on a pro forma basis as of November 30, 1998, the difference between existing shareholders (not including existing options to buy shares) and new Investors purchasing units in this offering (without respect to the Warrants).

                        SHARES                TOTAL         AVERAGE PRICE
                       PURCHASED          CONSIDERATION        PER SHARE
                   NUMBER    PERCENT    AMOUNT    PERCENT

Existing
Shareowners      600,000(1)    71%     $3,000      0.6%        $0.005

New Investors    250,000(2)    29%   $500,000     99.4%        $2.000

Total                       100.0%   $503,000    100.0%
_________________

(1) Does not include options or warrants now outstanding.
(2) Does not include the Class A, Class B or Class C Warrants included in the units.

	On November 30, 1998, Balanced Living had a net book value of ($233,130), or ($0.39) per share (based on 600,000 shares outstanding). The net tangible book value per share is equal to Balanced Living's total tangible assets, less its total liabilities and divided by its total number of shares of common stock outstanding. After giving effect to the sale of the units at the public offering price of $2.00 per Unit, and the application of the estimated net offering proceeds, the pro forma net tangible book value of Balanced Living, as of November 30, 1998, would have been $184,793, or $0.22 per share, respectively. This represents an immediate increase in net tangible book value of $0.61 per share or approximately 153% to existing shareowners, and an immediate dilution of $1.78 per share or approximately 90% to new Investors purchasing shares in this offering. The following table illustrates the per share dilution in net tangible book value per share to new Investors:

		Public offering price per Unit	         	   $2.00

		Pro forma net tangible book value	              ($0.39)
	  	per share as of November 30, 1998

		Increase per share attributed to 	               $0.61
		investors in this offering

		Pro forma net tangible book value	      	   $0.22
	  	per share as of November 30, 1998,
	  	after this offering

		Net tangible book value dilution 		         $1.78
		per share to new investors

	Assuming only a minimum of 50,000 units offered are sold there would be a total of 650,000 common shares issued and outstanding. The net proceeds to Balanced Living after deducting offering costs of  $42,077 would be $57,923. Adding the net proceeds to the net tangible book value, the total net tangible book value of Balanced Living would be ($175,207). Dividing the net worth of Balanced Living by the number of shares outstanding discloses a per share book value of approximately
($.27) per share. Therefore, the shareholders who purchased pursuant to the offering will suffer an immediate dilution of $2.27 or approximately 114% and the present shareholders will receive an immediate book value increase of $0.12 per share or approximately 30%.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS
              OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results

	Balanced Living is a new enterprise and a development stage company. Its revenues to date have been marginal, and there is no prior year or quarter period to effectively compare operating results.

	As of November 30, 1998, Balanced Living was operating at a loss. Balanced Living anticipates becoming profitable in 1999, although there can be no assurance of this result. Although Balanced Living presented its seminars to approximately 360 people in 1998, the majority of these persons were complimentary participants used to evaluate for development purposes and build reputation of referrals.
This is typical for a seminar start-up company and accounts for the relatively low level of revenue earned in 1998.

Plan Of Operations

	Balanced Living's plan of operation for the next 12 months is to raise funds through the offering, present the "Balanced Woman" seminars, train additional facilitators, advertise and market its seminars and products and continue to research and develop new products and seminar materials. In addition to providing capital to help defray the cost of salaries, marketing, advertising, inventory, and research and development, management believes that a principal use of the offering proceeds will be to provide initial working capital to continue operations until sufficient revenues are generated to cover such operating expenditures. Balance Living will need to immediately look to raise additional funds if any amount less than the maximum amount of this offering is raised. Funding for less then the maximum amount will severely hamper Balanced Livings ability to continue the development of new products and seminar materials and limit the Balanced Living's expansion into other market areas.

Balanced Living's Business Plan Progress

	The information in this prospectus other than historical information is "forward looking information" presenting management's beliefs and estimates about the future. These beliefs, plans and estimates are subject to significant risks. See "Risk Factors."

	Many national women's magazines, i.e., such as, "Women's Day, "McCalls", and "Self Magazine" have published personal growth articles such as the importance of nurturing your body, mind, and spirit. Dr. Andrew Weil's best selling book, Spontaneous Healing, also speaks of the need to nurture our body, mind, and spirit for good health and well-being which is a key component of personal growth. Oprah Winfrey's talk show this past year and up to the present time has featured experts and guest who specialize in personal growth for women, having identified this as a rapidly growing area of interest for women. As stated on the New York Times web site on February 8, 1999, www.nytimes.com, in the technology segment: "Microsoft is set to introduce a new web site for women hoping to capture what many feel is the fastest growing market on the internet." Internet sites such as www.allaboutwomen.com devote much of their home page to personal growth and self-care subject matter.

	Balanced Living has reviewed many studies found in articles placed in magazines such as "McCalls, March 1998", "Self Magazine", 1998 and "Inc. Magazine", May 19, 1998 and "Fast Company Magazine"
February/March, 1999 , an issue in which an article that is titled "Balancing Act, Ten Ways to Get a Life", covers and supports Balanced Living's entire curriculum. Each of Balanced Woman's seven principles is studied in this articles and these articles are showing that women are placing a high value on meaningful, life enhancing products that focus on:

	- Relationships and networking
	- Relevant factual information
	- Time efficiency management
	- Reputation and support
	- Brand loyalty, and
	- The opinion of others.

	In June of 1998, Gateway to the Women's Network stated on its web page http://www.//Women'sNetwork.com that in 1997 women spent $80.3 billion on these self-improvement products and services. These expenditures included self-help books, personal services, journals, and other related personal growth products.

	Balanced Living is positioned to offer a series of three seminars, multiple products and other services to re-enforce and support seminar participants. As a result of Balanced Living's first developmental year, a market appeal has been established for the Balance Living seminars and products. This experience has proven that word-of-mouth advertising, relationship marketing, which is based on personal contacts with a potential customer due to an existing relationship or a referral from a satisfied customer is a strong influencing factor in Balanced Living's growth and market penetration.

	During 1998, Balanced Living designed and produced seminar curriculum and participant materials, and launched seminars in Salt Lake City and Newport Beach. Twelve seminars were taught, averaging thirty women per seminar.

	Balanced Living currently has seven customized Balanced Woman products, including:

	- A short "affirmation book" called A Balanced Woman Knows
	- "Balanced Woman Collection" CD

	- "Picture This" Packet
	- Balanced Woman bookmarks
	- Seven Balanced Woman Principles "Jewel Cards"
	- "Balanced Woman" T-Shirts
	- "Sarah Smiles" bean bag doll

	Balanced Living is also selling self-care products, which are purchased at wholesale and sold at 100% mark-up. Products sales at seminars are steadily increasing, ranging at $3.70 per person in the first seminars to a current level of over $10.25 per person, compared with Balanced Living's own $7.50 per person target for the first year.

	Balanced Living's plan of operation for 1999 includes increasing the number of customers served in Salt Lake City and Orange County, as well as, expanding the number of seminar cities to include Denver, Los Angeles and Seattle. Balanced Living aims to increase the number of participants to an average of forty in each seminar. A target average of five seminars will be presented each month for a target total of sixty seminars to be taught in 1999. Balanced Living's average participant fee income is planned to increase from $100 (due to introductory specials) to an average seminar fee of $175.

	Balanced Living intends to add two independent contractors to facilitate seminars, each of whom will be paid a teaching fee for each seminar taught. Each trainer will complete an extensive train-the-trainer program by April 1, 1999, and will be prepared to facilitate seminars for the remainder of 1999. Gross seminar income is planned to average $8,000 per seminar, bringing in approximately $40,000 per month, beginning in the second quarter of 1999. We hope to complete the presentation of sixty (60) seminars in 1999, bringing in an approximate total seminar revenue of $480,000. Projected product sales revenue of $183,000 will be in addition to the projected $480,000 in seminar revenues, bringing total Company projected 1999 revenues to $663,000.

	Balanced Living projects direct seminar expenses to average $2,700 per seminar, for a total average of $13,500 in such projected expenses each month. The overall Company projected expense budget for 1999 is $472,800. This results in a projected 1999 profit of $190,200. (This budget includes salaries for four full time and two part-time employees.)

	Assuming the success of this Offering, eight new products will be added to Balanced Living's product line in 1999. These products will include:

	- A new full-size hard cover book called The Balanced Woman
	- "The Balanced Woman Journal"
	- "The Dumping Book", a woman's clearing journal
	- Meditation CD (2)
	- "Balanced Woman" Seminar cassette series
	- "Sara" Coloring Book
	- "What" Box

	Balanced Living will also be purchasing an "inner-child" CD at wholesale and selling it at retail at the seminars. Balanced Living will maintain an average of 50% mark-up on all products it distributes at its seminars.

	The foregoing forward-looking statements could be negatively impacted by an inability to recruit, hire, and retain skilled seminar facilitators, or a copyright infringement of Balanced Living's unique curriculum materials and products and resulting litigation, as well as the failure to raise a substantial portion of this Offering. The risks discussed earlier in this Prospectus (See "Risks", at page 3) could also negatively effect Balanced Living's ability to meet its projection in 1999. To combat these potentially harmful conditions, Balanced Living has secured the assistance of an intellectual rights attorney and is taking every measure possible to protect and copyright all materials. Because skilled trainers will be key to Balanced Living's growth, time and attention is being placed into recruitment efforts. There is already an adequate pool of candidates from which to select.

Liquidity And Capital Resources

	Balanced Living requires the investor capital to continue the development of its business plan. While it has been able to borrow needed operating capital from its founders to date, these sources have indicated an unwillingness to continue to advance funds to the Company. Balanced Living will depend on the funds to be raised in this offering to stay in business and to implement its business plan. If there is insufficient capital raised in this offering, Balanced Living will be left to attempt to raise investor capital through other offerings or placements at different prices or configurations. Balanced Living has limited cash funds and may not be able to retain the needed professional assistance if another offering were necessary because this offering failed.

                      INFORMATION ABOUT BALANCED LIVING

An Overview Of Balanced Living

	Balanced Living produces and presents values-oriented/personal growth seminars and products aimed at women. Balanced Living operates through its wholly owned subsidiary, Balanced Woman. Balanced Woman earns revenues and profits from its seminars, products and service offerings.

	Upon completion of this offering, Balanced Living will become subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Balance Living expects to file all required annual and quarterly reports. Balanced Living intends to furnish its shareowners with annual reports containing financial statements audited by an independent public accounting firm after the end of its fiscal year on December 31.

	Balanced Living does not currently intend to pay cash dividends on its common stock and does not anticipate paying such dividends at any time in the foreseeable future. At present, Balanced Living will follow a policy of retaining all of its earnings, if any, to finance development and expansion of its business.

History And Development Of Balanced Living

	Balanced Living was incorporated in Colorado, on July 1, 1998. Balanced Living's corporate offices are located at 6375 South Highland Drive, Suite D, Salt Lake City, Utah 84121. Balanced Living's telephone and fax numbers are:

	- Voice: (801) 424-1624
	- Facsimile: (801) 424-1626

	Balanced Living was formed to be a holding company and financing vehicle for Balanced Woman, and perhaps other companies or projects.
On July 14, 1998, Balanced Living acquired all of the outstanding shares of common stock of Balanced Woman in exchange for shares of the common stock of Balanced Living in a tax free exchange with the shareholders of Balanced Woman shown on Balanced Woman's records at that date. Currently Balanced Living has no other business plan than to function as the holding company and financial support for Balanced Woman.

	The business concept for Balanced Woman was conceived in 1997 when several of the founders of Balanced Living attended a seminar presented by Rose Blackham in Orange County, California. Ms. Blackham had previously taught this program in California and Colorado for several years. After experiencing the positive response of the thirty participants at the Orange County seminar, Ms. Blackham and the other attending founders of Balanced Living conceived the concept of a seminar company.

	Balanced Woman was formed as a Colorado corporation in January 1998 as a company owned, managed and developed by women to provide services and products that would support and assist women. The ten founders of Balanced Living provided seed capital, and the first pilot seminar was organized and presented by Balanced

Woman in February 1998 in Salt Lake City, Utah.

	In June 1998, Balanced Woman presented a seminar outside of the Salt Lake City market by organizing a seminar in Newport Beach, California. Balanced Woman perceived positive response from the Newport Beach seminar, and management felt that its business concept was showing market acceptance.

	Balanced Living is now actively engaged in program refinement and product development. Balanced Living is currently testing seven products in the marketplace. During the remainder of 1999, Balanced Woman plans to continue to test seminar formats, varying the seminar hours, venues, and pricing structures. The curricula, pricing and marketing systems will be fine-tuned as research continues.

Balanced Living's Business Model

	Balanced Living teaches a curriculum and offers products and services that are based on Balanced Woman's Seven Principles of
Balance:

	- The Sacred
	- Self-Care
	- Relationships
	- Play
	- Home/Career
	- Financial Serenity
	- Personal Vision.

	The product and service line includes seminars, membership-based Circles of Women, and "Balanced Woman" Products. Balanced Living also publishes a bi-monthly newsletter, which can be purchased through an annual subscription or as part of the Circles of Women membership package.

	What follows is a brief description of Balanced Living's primary service and product offerings:

Seminars

	Balanced Woman currently offers a series of three seminars based on The Seven Balanced Woman Principles. Seminar I is a one-day program; Seminar II and III are both two and one-half day programs which teach the participants more in depth how to implement the principles into their daily lives. The Balanced Family, Balanced Relationships, and
The Balanced Man, as well as other related seminars, will be developed and presented as an extension of The Balanced Living curriculum within one to three years.

Wholesale/Retail Products

	Balanced Living has created seven unique and innovative products that invite women to actively share and live Balanced Woman principles. Each product has a meaningful purpose and has been created to support women in living the Seven Balanced Woman principles.

Circles of Women

	The Circles of Women membership has been established to provide a supportive and nurturing setting in which eight to twelve women come together monthly to be encouraged and supported in living Balanced
Woman Principles and to be motivated to express their personal vision.

Business Plan

	Balanced Living has successfully launched two of its "Balanced Woman Seminar" series, a one-day session and a two and half day seminar, and is selling a full-range of "Balanced Woman" products to seminar participants.

Catalog, direct sales, and wholesale sales to retail outlets and boutiques are still in planning and negotiation as of the date of this Prospectus.

Market.

	The primary market for Balanced Living's services and products includes women in all walks of life. The women's personal growth/life management market has increased dramatically in the last 10 years. See "Business Plan Progress."

Marketing Plan.

	Balanced Living's marketing strategy has been designed with a multiple approaches. For example, through relationship marketing, which is based on personal contacts with a potential customer due to an existing relationship or a referral from a satisfied customer, Balanced Living has achieved a high percentage of seminar sales. This strategy saves on marketing expenditures.

	Mass marketing (advertising to women throughout the general public, instead of to a more narrow group or specific type of women) and vertical marketing (entails advertising or selling to a specific group of women within a specific industry; for example women who are real estate agents, or women who belong to a specific organization or association) promotions are made more effective because of cross marketing relationships (advertising or selling products or services in multiple ways. For example, a customer who subscribes to Balanced Living's newsletter will receive invitations to attend Balanced Living seminars, and all of Balanced Living's products will include information about Balanced Living's seminar series). Balanced Living is forming alliances with chambers of commerce, women's associations, key business affiliations, and independent sales associates.

Advertising and Publicity

	Balanced Living recognizes that a key to its success is becoming a widely known name. To accomplish this goal, Balanced Living is designing its product offerings and advertising brochures with common themes, logos and styles. These products and services will be marketed at and also sold separately from "Balanced Woman" seminars, thus taking advantage of bookstores and gift shop advertising opportunities.

Seminar Related

	Balanced Living has joined and/or will join the chamber of commerce in each of our business markets. In Salt Lake City, Balanced Living is participating in the Chamber of Commerce Women's Forum. This will increase our visibility and exposure within the business community and leverage our business potential across the state. Balance Living will try to repeat this model in other cities and states. Balanced Living is also actively participating in local women's business associations and business networks. Balanced Living has begun networking with several potential seminar-sponsoring organizations, and anticipates having a large number of local and national sponsoring companies with special women interests, who will financially sponsor and endorse our seminars, conferences and events.

Product Related

	Management of Balanced Living has met with and are negotiating with Advantage Publishers Group in San Diego, Ca., discussing and planning the development and publication of Balanced Living's first book, The Balanced Woman.

	Several consultants and contract development firms have been contacted to negotiate the arrangements for the design, development, and production of Balanced Living's products scheduled within the first phase product line. Management is also working with several women's datebook planner companies to begin plans for production of Balanced Living's customized datebook planner schedule for the second line of products.

	Several individuals with experience in retailing women's apparel and self-care products have contacted Balanced Living and are interested in contracting for the "private labeling" of products for Balanced
Living.

Customer Base

	Balanced Living's current customer base is made up of a broad segment of the women's market. Products and services are designed to appeal equally to women from a wide range of lifestyles. Seminar evaluations consistently receive positive responses from a wide variety of market segments, income levels, educational and professional backgrounds. As its customer-base grows, Balanced Living will collect, compile, and analyze customer characteristics, enabling them to create a very detailed and specific customer profile for each of the service and product lines we produce and offer.

Current Products & Services

	Balanced Living is positioned to offer a three-part seminar series based on:

	- Seven specific principles
	- Proprietary products that will support and reinforce "Balanced Woman" principles
	- "Circle of Women" memberships, designed to bring women together monthly in small groups in a safe and nurturing environment, to share, support, and connect.

Product offerings include:

	- Books
	- Tapes
	- Music CD's
	- Self-care products
	- Games
	- Jewelry
	- Apparel

	For instance, the "Balanced Woman Collection", a CD of the music played throughout the first seminar has proven popular. Also, the full-sized hardcover The Balanced Woman book is expected to be published by winter 1999.

Seminars

	Currently Balanced Living is offering its seminars through the facilitation of Rose Blackham, a founder of Balanced Woman. Growth in revenues from Balanced Living Seminars will come from multiple facilitators in multiple locations. The "Balanced Woman Training Academy", a "train-the-trainer" program is designed to train, develop and certify high-quality, effective and inspiring trainers to facilitate each of the seminars will leverage the curriculum and allow for many more seminars than could be possible thorough Ms. Blackham alone.

Products

	Fifteen Balanced Living products are now being designed and in various stages of completion and production, of which, seven are currently being offered for sale at seminars and through other marketing methods. Management has targeted winter 1999 to have completed and published The Balanced Woman, a book that will compliment Balanced Living seminars as well as provide independent revenue opportunity. By this same date, management intends to complete and produce all of the initial 15 items in its product line. In addition to the customized products developed and produced by Balanced Living, products will also be purchased from other sources and sold with the private "Balanced Woman" label through various distribution channels, including retail outlets, web sites, catalogues, etc.

Circles of Women

	One of the keys to maximizing on-going revenues from "Balanced Woman" Seminars is the "Circles of Women" program, providing on-going mentoring and support to women who wish to continue a program of life change as started at a seminar. Management has launched the first Balanced Living "Circle of Women" in the Salt Lake City market, and intends to have created the materials and systems necessary to support Circles of Women in several new market areas, including Southern California by June 1999.

Balanced Living's Competition

	The financial and personal development information industry, while large, is highly fragmented into many niches with some competitors being successful in only certain niches, and with no company having acquired dominance in the industry.

	Many competitors have products and services that are marketed as being similar, but Balanced Living believes that its customers can quickly distinguish the difference between its products and services and those of competitors. Balanced Living believes that its strong testimonial base of satisfied customers is a growing competitive advantage.

	Balanced Living competes primarily with a large number of privately-and publicly owned, educational and publishing companies providing personal and financial development information through a variety of media. Some competitors have greater financial, marketing, distribution, technical and other resources than the Company. Some examples of competitors in this general personal development market are:

	- Anthony Robbins & Associates
	- Nightingale-Conant Corporation
	- Franklin-Covey, Inc.
	- American Marketing Systems, Inc.
	- David G. Phillips Publishing Company, Inc.
	- Agora, Inc.
	- Ted Nicholas & Associates, Inc.
	- Whitney Leadership Group
	- The Hume Group, Inc.

Balanced Living's Operations

	Accounting, purchasing, inventory control, scheduling, order processing, warehousing and shipping activities for Balanced Living are still under design and development, and exist in only the most rudimentary levels. Balanced Living expects that, independent contractors working for Balanced Living will perform production and major vendor initial shipments. Balanced Living will maintain an order flow computer record-keeping system to monitor customer fulfillment and cross selling. This computer system will handle order entry, order processing, picking, billing, accounts receivable, accounts payable, general ledger, inventory control, catalog management and analysis and mailing list management. Subject to credit terms and product availability, orders will typically be shipped to customers within a short time of receiving an order. Third party contractors will print and assemble Balanced Living's audio and videotapes, manuals, transcripts, newsletters, software, inserts and the boxes in which the products are shipped.

Legal Proceedings

	As of the date of this Prospectus, there is no pending litigation involving Balanced Living.

Government Regulation

	Balanced Living's business is subject to regulation under the federal Telemarketing and Consumer Fraud and

Abuse Prevention Act and state laws applicable to consumer protection and telemarketing activities. See "Risk Factors." Management believes that it is in substantial compliance with all of the foregoing federal and state laws and the regulations promulgated thereunder. Any claim that the Company is not in compliance could result in judgments or consent agreements that required Balanced Living to modify its marketing program. In the worst cases, enforcement of fraud laws can result in forcing a business to close and to subject the business and its management and employees to be subject to criminal prosecution and civil damage actions.

Balanced Living's Employees

	As of December 31, 1998, Balanced Living had three full-time employees, Jeannene Barham, Deborah Smith, and Lisa Hawthorne and no part-time employees. Employees are not represented by a labor union and are not subject to any collective bargaining arrangement. Balanced Living has never experienced a work stoppage and we believe that it has good relations with its employees and contractors.

Balanced Living's Independent Contractors

	Balanced Living also uses two independent contractors (Teri Sundh for sales and marketing; and Tammy Houchen for clerical work). The independent contractors are otherwise employed and may engage in actions outside of Balanced Living. Ms. Rose Blackham (See "Management of Balanced Living", below) takes no compensation from Balanced
Living; and is neither a employee or independent contractor and may engage in actions outside of Balanced Living.

Balanced Living's Properties

	Balanced Living rents the space in which its headquarters is located at 6375 South Highland Drive, Suite D, Salt Lake City, Utah 84121.
This space contains two offices and a reception area, and comprises approximately 600 square feet. It is occupied entirely by both
Balanced Living and Balanced Woman. This space is under lease by Balanced Living for a ten (10) month period at $600 per month.
Management believes that this space will provide adequate office space to meet Balanced Living's needs for the foreseeable future. The independent contractors used by Balanced Living, as well as many of its officers, work out of home based offices and keep limited supporting files and other work for Balanced Living at their personal residences.

                          MANAGEMENT OF BALANCED LIVING

    	The following persons are the current executive officers and directors of Balanced Living.

          NAME                AGE                  POSITION

Jeannene N. Barham		61		President, Secretary/Treasurer
							and sole Director of Balanced
							Living and of Balanced Woman

	Directors of Balanced Living are elected by the shareholders annually, or as needed by the Board of Directors to fill vacancies.

	Jeannene N. Barham is a founder of Balanced Living and of Balanced Woman, and has held her current position since the inception of Balanced Living and of Balanced Woman. During the last five years, Ms. Barham has been director of public relations for the Focus Foundation, a non-profit entity organized to help at-risk children. Between 1979 and 1990 she was Vice President of Marketing and Operations at The
Charles Hobbs Corp. (time management seminars and products). She is active in community affairs, and currently serves as National
President of the Lambda Delta Sigma sorority. Ms. Barham is the sister of Rose Blackham

Other Key Personnel And Independent Contractors

	Rose N. Blackham is a founder of Balanced Living and of Balanced Woman, and has held her current position since the inception of the Company and of Balanced Woman. During the last five years, Ms. Blackham has conducted management training and personal growth seminars as an independent contractor and consultant. She has been involved in the management training and personal development industry for over twenty (20) years. Ms. Blackham is the originator of "Balanced Woman" concept and is the senior facilitator for "Balanced
Woman" seminars. Balanced Living regards Ms. Blackham as a visionary leader and presenter, and she was one of the founders of Balanced
Living.

	The loss of Ms. Blackham's counsel and services would have a material adverse impact on the Balanced Living. Ms. Blackham is the sister of Jeannene Barham.

	Lisa Hawthorne is a founder of Balanced Living and of Balanced Woman and she assists with program and product development. During the past five years she was employed full time by Franklin Quest, Co., first as International Operations Manager, and later as Director of Management and Employee Training and Development.

	Teri Sundh is a founder of Balanced Living and of Balanced Woman, and has assisted with developing the sales and marketing strategy for Balanced Living and Balanced Woman as an independent contractor.
During the last five years, Ms. Sundh has worked as Vice President of Public Seminars for Franklin Quest, Co. and as a consultant for numerous other seminar training companies. Ms. Sundh continues to do consulting work for various training companies.

Balanced Living's Executive Compensation

    	Neither Balanced Living nor Balanced Woman has been in existence for a full year, and neither has paid compensation to anyone for such a period. The following table sets forth the aggregate (total) compensation paid to the Chief Executive Officer of Balanced Living, and to any other executive officer paid $100,000 or more during the entire period of Balanced Woman's existence to the date of this Prospectus.
          (a)                  (b)               (c)              (d)

       NAME AND                YEAR             SALARY           BONUS
  PRINCIPAL POSITION                             ($)              ($)

 Jeannene N. Barham,    Since inception to    48,000.00            0
 President and Chief    March 1, 1999
 Executive Officer

Explanation of Columns:

  (c)	SALARY: Total base salary earned during applicable period.

(d)	BONUS: Any incentive award paid for results achieved during the applicable period. Any amounts deferred at the election of the executive are included in the reported amounts.

Balanced Living's Employment Agreements

	No officer or employee of Balanced Living has an employment agreement with Balanced Living at this time. If Balanced Living's business plan proves initially successful, management intends to recommend to the Board of Directors that the President and all key employees be covered by employment agreements and non-compete provisions.

Balanced Living's Long Term Incentive Plan

	In January 1998, the Board of Directors of Balanced Living adopted and the present stockholders approved, a

1998 Stock Option Plan, ("1998 Plan"). The 1998 Plan authorizes the granting of awards of up to 1,000,000 shares of common stock to Balanced Living's key employees, officers, directors, consultants, advisors, and sales representatives. Awards consist of stock options (both non-qualified options and options intended to qualify as "Incentive" stock options under Section 422 of the Internal Revenue Code of 1986, as amended), restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the 1998 Plan.

	The 1998 Plan is administered by the Board of Directors which determines the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the 1998 Plan. In connection with qualified stock options, the exercise price of each option may not be less than 100% of the fair market value of the common stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of the outstanding stock of Balanced Living). The aggregate fair market value of shares for which qualified stock options are exercisable for the first time by such employee during any calendar year may not exceed $100,000. Non-qualified stock options granted under the 1998 Plan may be granted at a price determined by the Board of Directors, not to be less than the fair market value of the common stock on the date of grant.

	The 1998 Plan also contains certain change in control provisions which could cause options and other awards to become immediately exercisable and restrictions and deferral limitations applicable to other awards to lapse in the event any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, including a "group" as defined in Section 13(d), but excluding certain stockholders of Balanced Living, became the beneficial owners of more than 25% of Balanced Living's outstanding shares of common stock.

Balanced Living's Options And Restricted Stock Grants

	The Founders of Balanced Living purchased stock options from the Company for $500 for each 50,000 share stock option. Pursuant to such options each Founder has been granted:


	- An option to purchase up to an aggregate of 50,000 shares of common stock at an exercise price of $1.00 per share.

	- An option that has a duration of five years from date of vesting.

	- An option providing for the vesting of 10,000 shares each year for the first five years.

	- An option in which shares of the option are subject to adjustments in the event of Balanced Living's declaration of:

	- Stock dividends

	- Stock splits

	- Reclassification

	- Occurrence of other similar events.

	Balanced Living has reserved 500,000 shares of common stock for issuance of the Options and the Board of Directors will administer the Options. At July 31, 1998, 450,000 Options were issued and 50,000 more were issued November 4, 1998.

	No shares of common stock have been granted to any employee or contractor to date. Balanced Living has agreed to compensate Rose
Blackham for her services to Balanced Living in shares of restricted common stock in amounts to be negotiated with the Board of Directors.
Shares of restricted stock are restricted in that, they are subject to the resale restrictions of Rule 144 of the Securities and Exchange Commission and possible vesting requirements imposed by Balanced
Living.

Balanced Living's Director Compensation

    	Balanced Living has no arrangements pursuant to which directors have been compensated to date. No such director compensation has been paid. Balanced Living has no plans to pay directors' compensation.

BALANCED LIVING'S PRINCIPAL SHAREHOLDERS

	The following table shows certain information known to Balanced Living regarding the beneficial ownership of Balanced Living's common stock as of November 30, 1998, and as adjusted to reflect the shares being sold through this offering, for:

	- Each shareholder known by Balanced Living to own beneficially 5% or more of the outstanding shares of its common stock.

	- Each director.

	- All directors and executive officers as a group.

	Balanced Living believes that these beneficial owners, based on information they have furnished, have sole investment and voting power with respect to their shares, subject to community property laws where applicable.

Name                 Class of       Before the          After the
                     Security       offering(1)         offering(2)
                                 (Percent of class)    (Percent of class)
Jeannene Barham    common stock     300,000 (50%)        300,000 (35.5%)
Rose Blackham      common stock     300,000 (50%)        300,000 (35.5%)

All directors      common stock     300,000 (50%)        300,000 (35.5%)
and executive
officers as a
group (1 person)
________________________

(1)	Includes any shares that any person or group has the right to acquire anytime before November 30, 1998, pursuant to options or other rights.

(2)	Assumes all 250,000 shares from the offering were sold and outstanding at
November 30, 1998.

                            CERTAIN TRANSACTIONS

	There have been no material transactions between Balanced Living and any affiliated person nor are any presently contemplated. All transactions between Balanced Living or Balanced Woman and their officers, directors, and principal shareowners and their affiliates will be approved by a majority of the disinterested Directors of Balanced Living, who do not have an interest in the transaction and who had access, at Balanced Living's expense, to Balanced Living's or independent legal counsel, and will be on terms no less favorable to Balanced Living than could be obtained from unrelated third parties.

	Ten women who assisted in forming Balanced Living acquired stock options covering a total of 500,000 shares of Balanced Living common stock at an exercise price of $1.00 per share. These options are for 50,000 shares each and vest over a five year period with 10,000 shares vesting for each option holder each year, assuming goals outlined in the option agreements are meet. The 10 Founders of Balanced Living are:

	- Rose Blackham
	- Jeannene Barham

	- Terri Sundh
	- Lisa Hawthorne
	- Linda Ford
	- Carole F. Madsen
	- Gail Showalter Soderling
	- Carol N. Jensen
	- Barbara Ann Curl
	- Keri McQuire

              DESCRIPTION OF THE SECURITIES OF BALANCED LIVING

The Balanced Living Units

	The units are specially created for the purposes of this offering. Each Unit consists of one (1) share of common stock, and one each of the Class A, Class B and Class C Warrants, described below.

Balanced Living's Preferred Stock

	Balanced Living has 10,000,000 shares of preferred stock authorized, of which none are currently issued and outstanding. The board of directors is permitted to issue preferred stock in series with differing preferences and rights.

Balanced Living's Common Stock

	The authorized capital stock of Balanced Living consists of 50,000,000 shares of common stock, $0.001 par value (the "Common Stock"), of which 600,000 shares were issued and outstanding on July 31, 1998. There were 2 holders of the common stock as of July 31, 1998.

	Holders of the common stock are entitled to one vote per share on all matters submitted to a vote of shareholders of Balanced Living and may not cumulate votes for the election of directors. Holders of the common stock have the right to receive dividends when, as, and if declared by the Board of Directors from funds legally available therefor. Upon liquidation of Balanced Living, holders of common stock are entitled to share pro rata in any assets available for the distribution to shareholders after payment of all obligations of Balanced Living. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities.

	All shares of common stock have equal rights and preferences. All shares of common stock now outstanding are fully paid for and non-assessable.

	Balanced Living has never paid a cash dividend on the common stock. Balanced Living currently intends to retain all earnings, if any, to increase the capital of Balanced Living to effect planned expansion activities and to pay dividends only when it is prudent to do so and Balanced Living's performance justifies such action. Holders of Common Stock are entitled to receive dividends out of funds legally available therefor when, as and if declared by Balanced Living's Board of Directors.

Description Of Balanced Living's Warrants

	Balanced Living has issued three classes of common stock purchase warrants for inclusion in the units offered in this offering.

	- Class A Redeemable Warrants allow the purchase of one (1) share of Common Stock for $3.00.
	- Class B Redeemable Warrants allow the same one (1) share purchase, but at $5.00 per common share.
	- Class C Redeemable Warrants allow the purchase of one (1) share of Balanced Living common stock for $10.00. (When referred to together, "the Warrants".)

	All of the Warrants are valid until December 31, 2003, when they will expire.

	All of the Warrants provide that Balanced Living is not obligated to deliver shares of common stock pursuant to the exercise of a Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to the common stock underlying that Warrant is effective at the Securities and Exchange Commission. Balanced Living has filed a registration statement in connection with this offering, and will use its best efforts to keep that registration statement, or a replacement registration statement, current and effective as long as the Warrants are outstanding and exercisable. There are costs associated with keeping such a registration statement effective and current. There can be no assurance that the Company will be able at all times to maintain an effective registration statement covering the Warrants.

	Balanced Living believes that the Warrants are qualified in those states where the units themselves have been qualified by registration or exemption from registration. The attempted exercise of a Warrant in a state where such exercise would be unlawful will not be honored.

	The number of shares of common stock that may be acquired through exercise of the Warrants (now one (1) share per Warrant) will be adjusted for all then outstanding and unexercised Warrants to give effect to any recapitalization, stock dividend or stock split taking place at Balanced Living with the respect to the outstanding common stock. Such adjustments will be made by Balanced Living, as appropriate and notice of such adjustments will be mailed to all record holders of the Warrants then outstanding.

	The Warrants may be redeemed by Balanced Living, in all or only in part, at a redemption price of $0.01 per Warrant at any time after one
(1) year from the issue date of the Warrant, if the public market price for Balanced Living's common stock (if there is any such market) equals or exceeds the exercise price for the particular Warrant.
Notice of any such redemption will be given at least 30 days before the date fixed for redemption. Any Warrant selected for redemption that is still outstanding and unexercised on and after the date fixed for redemption will cease to have the rights of a Warrant and will become only a right to receive the $.01 per Warrant redemption price.

	Warrants are freely transferable, subject to requirements of applicable securities laws. Balanced Living has entered into a Warrant Agreement with its transfer agent, Interwest Transfer of Salt Lake City, Utah, to supervise the transfer and exercise of the Warrants. The form of this Warrant Agreement was filed as an exhibit to the registration statement of which this Prospectus is a part.

     LIMITATIONS ON OFFICERS AND DIRECTORS LIABILITY AND INDEMNIFICATION

	Balanced Living's articles of incorporation provide that the Company will indemnify any officer, director or former officer or director, to the full extent permitted by law. This could include indemnification for liabilities under securities laws enacted for shareowner protection. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Balanced Living pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

               BALANCED LIVING'S TRANSFER AGENT AND REGISTRAR

	The Transfer Agent and Registrar for the common stock will be Interwest Transfer Company, Inc., 1981 E. 4800 South, Suite 100, Salt Lake City, Utah 84117 (801) 272-9294.

                      SHARES ELIGIBLE FOR FUTURE SALE

	Upon completion of this offering, assuming the sale of all 250,000 units being offered, Balanced Living will have outstanding 850,000 shares of common stock, not including the 665,000 shares now covered by warrants and options, or the assumed total of 750,000 shares covered by the Class A, Class B and Class C warrants included in the units. Of the outstanding shares, the shares of common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of Balanced Living, which will be subject to the resale limitations of Rule 144 adopted under the
 Securities Act. All of the 600,000 shares that are held by exist similar arrangement.

	In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year, including "affiliates" as that term is defined under the Securities Act, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:
Act, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

	- One percent (1%) of the then outstanding shares of the common stock

	- The average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission.

	Sales under Rule 144 are subject to certain requirements relating to manner of sale, notice and availability of certain current public information about Balanced Living. A person (or persons whose shares are aggregated) who is not deemed to have been an "affiliate" of Balanced Living at any time during the 90 days immediately preceding the sale and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to these limitations.

	Balanced Living's common stock is not listed or quoted on any organized exchange or other trading market, nor has Balanced Living applied for a formal listing or quotation. Balanced Living does not currently meet the numerical requirements to have its shares listed on a United States stock exchange or quoted on the NASDAQ over-the-counter market. A trading market may not develop or be sustained.
The post-offering fair value of Balanced Living's common stock, whether or not any secondary trading market develops, is variable and may be impacted by the business and financial condition of Balanced Living, as well as factors beyond Balanced Living's control. Sales of substantial amounts of shares in any public market could cause lower market prices and even make it difficult for Balanced Living to raise capital through a future offering of its equity securities.

			 PLAN OF DISTRIBUTION FOR THIS OFFERING

No Broker-Dealer Or Selling Agent
Now Planned

	Balanced Living is offering
250,000 units of Balanced Living's
securities through Ms. Jeannene
Barham on a "best-efforts" basis.
Each Unit consists of:

	- one (1) share of $.001 par
	  value common stock
	- one (1) Class A common stock
	  Purchase Warrant
	- one (1) Class B common stock
	  Purchase Warrant
	- one (1) Class C Common Stock
	  Purchase Warrant

at a total purchase price of $2.00
per Unit.  The offering will be
managed by the Ms. Barham without
any underwriter, and without any
underwriting discounts or sales
commissions. Jeannene Barham will
receive no sales commissions or
other compensation, except for
reimbursement of expenses actually
incurred on behalf of Balanced
Living for such activities.  In
connection with her efforts, she
will rely on the "safe harbor"
provisions of Rule 3a4-1 of the
Securities and Exchange Act of 1934
(the "1934 Act").  Generally
speaking, Rule 3a4-1 provides an
exemption from the broker/dealer
registration requirements of the
1934 Act for associated persons of
an issuer.  There is no minimum
offering, therefore all
subscriptions will be paid directly
to Balanced Living upon receipt.

	No one, including Balanced
Living, has made any commitment to
purchase any or all of the units,
except as noted below with respect
to the settlement of certain note
obligations of Balanced Living to
its founders and certain initial
investors.

	Rather, Ms. Barham will use her
best efforts to find purchasers for
the units.

	Balanced Living retains the
right to utilize the services of
broker/dealers ("Participating
Broker/Dealers") who are members of
the National Association of
Securities Dealers, Inc. ("NASD")to
offer and sell the units. Balanced
Living reserves the right to pay
commissions in connection with
sales effectuated through
participating Broker/Dealers in an
amount not to exceed 10% of the
sales price for sale effectuated by
them.  Prior to the involvement of
any Participating Broker/Dealer in
the offering, Balanced Living must
obtain a no objection position from
the NASD regarding any contemplated
compensation and arrangements. In
view of the Commission's Division
of Corporation Finance any
Participating Broker/Dealer that
sells securities in this offering
will be deemed an underwriter as
defined in Section 2(11) of the
Securities Act of 1933, as amended.
Further, Balanced Living will amend
the Prospectus and the registration
statement of which it is a part by
post-effective amendment to
identify a selected Participating
Broker/Dealer.

	Balanced Living reserves the
right to reject any subscription in
full or in part and to terminate
the offering at any time.
Officers, directors present
shareholders of Balanced Living and
persons associated with them may be
sold some of the units.  However,
officers, directors and their
affiliates shall not be permitted
to purchase more than 20% of the
units sold hereunder and such
purchases will be held for
investment and not for resale.  In
addition, no proceeds from this
offering will be used to finance
any such purchases.

	Balanced Living presently has a
total of $255,000 in unsecured
notes payable to founders and
initial investors.  The first of
these notes will come due August 1,
1999.  The holders of these notes
have the right to demand payment of
their notes early in order to
purchase units in this offering.
These note holders have expressed a
present intention to exercise this
right and invest the full amount of
these notes into this offering.
This would result in these founders
and related investors purchasing
127,500 units.

                                   EXPERTS

	The Consolidated balance sheets of Balanced Living, Inc. as of July 31, 1998 and the related statements of operations, stockholders' deficit and cash flows for the period ended July 31, 1998, included in this Prospectus, have been included herein in reliance on the report of Pritchett, Siler & Hardy, P.C. independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

                                LEGAL MATTERS

	Ray Quinney & Nebeker PC has passed on certain legal matters for Balanced Woman and for Balanced Living in connection with this offering. No attorney at Ray Quinney & Nebeker is related by blood or otherwise to any affiliate of Balanced Living or of Balanced Woman, nor does any attorney at Ray Quinney & Nebeker beneficially own any of the securities of Balanced Living or of Balanced Woman.


                   WHERE CAN YOU FIND ADDITIONAL INFORMATION

	A Registration Statement on Form SB-2, including amendments thereto, relating to the shares offered hereby has been filed with the Securities and Exchange Commission. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to Balanced Living and the shares offered hereby, reference is made to such Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge at the Commission's principal office located at:

	- Securities and Exchange Commission
 	  450 Fifth Street, N.W.,
	  Washington, D.C. 20549

	- Northeast Regional Office
	  Securities and Exchange Commission
 	  7 World Trade Center, 13th Floor,
	  New York, New York, 10048

	- Midwest Regional Office
	  Securities and Exchange Commission
	  Northwest Atrium Center,
	  500 West Madison Street,
	  Chicago, Illinois 60661-2511

	Copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.


                       [THIS SPACE LEFT BLANK INTENTIONALLY]



                             FINANCIALS


                       BALANCED LIVING, INC.
                   [A Development Stage Company]


               UNAUDITED CONSOLIDATED BALANCE SHEET


                              ASSETS


                                                      November 30,
                                                          1998
                                                    _____________
CURRENT ASSETS:
  Cash in bank                                          $   7,614
  Inventory                                                18,049
  Prepaid assets                                              600
                                                      ___________
        Total Current Assets                               26,263

EQUIPMENT, net                                              3,318
                                                      ___________
                                                        $  29,581
                                                      ___________


          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES:
  Accounts payable                                      $       -
  Accounts payable - related party                            471
  Notes payable - related party                           255,000
  Accrued liabilities                                       7,240
                                                      ___________
        Total Current Liabilities                         262,711
                                                      ___________

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.001 par value,
   10,000,000 shares authorized,
   no shares issued and outstanding                             -
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   600,000 shares issued and outstanding                      600
  Paid in capital                                           7,400
  Deficit accumulated during the
    development stage                                   (241,130)
                                                      ___________
        Total Stockholders' Equity (Deficit)            (233,130)
                                                      ___________
                                                        $  29,581
                                                      ___________

                       BALANCED LIVING, INC.
                   [A Development Stage Company]


          UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS


                                 For the Period     From Inception
                                 from August 1,     on January 26,
                                  1998 Through       1998 Through
                               November 30, 1998  November 30, 1998
                                 _____________      _____________

REVENUE                             $    9,147        $    15,614

COST OF SALES                            6,364             20,129
                                 _____________      _____________
GROSS PROFIT (LOSS)                      2,783            (4,515)
                                 _____________      _____________
EXPENSES:
  General and administrative            98,970            224,313
                                 _____________      _____________
OPERATING LOSS                        (96,187)          (228,828)

OTHER INCOME (EXPENSE):
  Interest income                           18                 18
  Interest expense                     (7,523)           (12,320)
                                 _____________      _____________
LOSS BEFORE INCOME TAXES             (103,692)          (241,130)

CURRENT TAX EXPENSE                          -                  -

DEFERRED TAX EXPENSE                         -                  -
                                 _____________      _____________

NET LOSS                          $  (103,692)      $   (241,130)
                                 _____________      _____________

LOSS PER COMMON SHARE:

  Basic loss per share          $    (.17)      $       (.40)
                                 _____________      _____________
  Weighted average shares
    outstanding                        600,000            600,000
                                 _____________      _____________

                       BALANCED LIVING, INC.
                   [A Development Stage Company]

     UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                FROM INCEPTION ON JANUARY 26, 1998

                     THROUGH NOVEMBER 30, 1998


                                                              Deficit
                                                            Accumulated
                                Common Stock                During the
                             ___________________   Paid in  Development
                              Shares    Amount     Capital     Stage
                             ________  _________  _________  _________
BALANCE, January 26, 1998           -    $     -    $     -    $     -

Issuance of 100,000 shares
  common stock for cash,
  February 10, 1998 at
  $.01 per share              100,000        100        900          -

Effect of reorganization
  of Balanced Living  through
  the issuance of 500,000
  shares of common stock
  to acquire "The Balanced
  Woman, Inc."  pursuant
  to agreement and plan
  reorganization on
  July 14, 1998               500,000        500      1,500          -

Consideration received for
  the grant of 450,000
  non-qualified stock
  options, at $.01 per
  underlying share of stock         -          -      4,500          -

Net loss for the period
  ended July 31, 1998               -          -          -   (137,438)
                            _________  _________  _________  _________
BALANCE, July 31, 1998        600,000        600      6,900   (137,438)

Consideration received
  for the grant of 50,000
  non-qualified stock
  options, at $.01 per
  underlying share of
  stock                             -          -        500          -

Net loss for the period
  ended November 30, 1998           -          -          -   (103,692)
                            _________  _________  _________  _________
BALANCE, November 30, 1998    600,000    $   600    $ 7,400  $(241,130)
                            _________  _________  _________  _________

                       BALANCED LIVING, INC.
                   [A Development Stage Company]

          UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                          For the Period     From Inception
                                          from August 1,     on January 26,
                                           1998 Through       1998 Through
                                         November 30, 1998  November 30, 1998
                                           _______________   _______________
Cash Flows Used by Operating Activities:
  Net loss                                  $    (103,692)   $     (241,130)
  Adjustments to reconcile net
    loss to net cash used by
    operating activities:
     Depreciation                                     177                318
     Changes in assets and liabilities:
       Decrease in shareholder advance
         receivable                                 1,000                  -
       Increase in inventory                      (3,278)           (18,049)
       Increase in prepaid assets                       -              (600)
       Decrease in accounts payable               (6,242)                  -
       Increase in accounts payable -
         related party                                  -                471
       Increase in accrued liabilities              4,276              7,240
                                          _______________    _______________
        Net Cash Used by Operating
          Activities                            (107,759)          (251,750)
                                          _______________    _______________
Cash Flows Used by Investing Activities:
  Equipment purchases                               (563)            (3,636)
                                          _______________    _______________
        Net Cash Used by Investing
          Activities                                (563)            (3,636)
                                          _______________    _______________
Cash Flows Provided by Financing Activities:
  Proceeds from options granted                       500              5,000
  Proceeds from common stock issuance                   -              3,000
  Proceeds from notes payable issuance             95,000            255,000
                                          _______________    _______________
        Net Cash Provided by Financing
          Activities                               95,500            263,000
                                          _______________    _______________
Net Increase (Decrease) in Cash                  (12,822)              7,614

Cash at Beginning of Period                        20,436                  -
                                          _______________    _______________
Cash at End of Period                       $       7,614       $      7,614
                                          _______________    _______________

Supplemental Disclosures of Cash Flow information:

  Cash paid during the period for:
    Interest                                $       6,625       $      8,458
    Income taxes                            $           -       $          -

Supplemental schedule of Noncash Investing and Financing Activities:
     For the period ended November 30, 1998:
        Balanced Living entered into a reorganization with The Balanced Woman, Inc. wherein the shareholders of The Balanced Woman retained 500,000 shares of stock in Balanced Living.

                      BALANCED LIVING, INC.
                   [A Development Stage Company]

         NOTE TO UNAUDTITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by Balanced Living without audit. In the opinion of management, all adjustments necessary to present fairly the financial position, results of operations and cash flows at November 30, 1998 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The results of operations for the interim periods ended November 30, 1998 are not necessarily indicative of the operating results for the full year.

                      BALANCED LIVING, INC.
                  [A Development Stage Company]

                CONSOLIDATED FINANCIAL STATEMENTS

                          JULY 31, 1998







                 PRITCHETT, SILER & HARDY, P.C.
                  CERTIFIED PUBLIC ACCOUNTANTS
                      BALANCED LIVING, INC.
                  [A Development Stage Company]

                            CONTENTS

                                                          PAGE

        -  Independent Auditors' Report                     1


        -  Consolidated Balance Sheet, July 31, 1998        2


        -  Consolidated Statement of Operations, from
	   inception on January 26, 1998 through
           July 31, 1998                                    3


        -  Consolidated Statement of Stockholders'
           Deficit, from inception on January 26, 1998
           through July 31, 1998                            4


        -  Consolidated Statement of Cash Flows, from
           inception on January 26, 1998 through
           July 31, 1998                                    5


        -  Notes to Consolidated Financial Statements  6 - 12

                  INDEPENDENT AUDITORS' REPORT



Board of Directors
BALANCED LIVING, INC.
Sandy, Utah

We have audited the accompanying consolidated balance sheet of Balanced Living, Inc. and The Balanced Woman, Inc., its only subsidiary [a development stage company] at July 31, 1998, and the related consolidated statements of operations, stockholders' deficit and cash flows from inception on January 26, 1998 through July 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the consolidated financial position of Balanced Living, Inc. and Subsidiary as of July 31, 1998, and the consolidated results of their operations and their cash flows for the period from inception through July 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 13 to the financial statements, the Company was only recently formed and has not yet established profitable operations, has incurred losses through July 31, 1998 amounting to $137,438, has current liabilities in excess of current assets and has a stockholders deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
August 7, 1998

                      BALANCED LIVING, INC.
                  [A Development Stage Company]


                   CONSOLIDATED BALANCE SHEET


                             ASSETS


                                                        July 31,
                                                          1998
                                                    _____________
CURRENT ASSETS:
  Cash in bank                                          $  20,436
  Shareholder advance receivable                            1,000
  Inventory                                                14,771
  Prepaid assets                                              600
                                                      ___________
        Total Current Assets                               36,807

EQUIPMENT, net                                              2,932
                                                      ___________
                                                        $  39,739
                                                      ___________


         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES:
  Accounts payable                                      $   6,242
  Accounts payable - related party                            471
  Notes payable - related party                           160,000
  Accrued liabilities                                       2,964
                                                      ___________
        Total Current Liabilities                         169,677
                                                      ___________

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.001 par value,
   10,000,000 shares authorized,
   no shares issued and outstanding                             -
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   600,000 shares issued and outstanding                      600
  Paid in capital                                           6,900
  Deficit accumulated during the
    development stage                                    (137,438)
                                                      ___________
        Total Stockholders' Equity (Deficit)             (129,938)
                                                      ___________
                                                        $  39,739
                                                      ___________


 The accompanying notes are an integral part of these financial statements.

                      BALANCED LIVING, INC.
                  [A Development Stage Company]


              CONSOLIDATED STATEMENT OF OPERATIONS


                                             From Inception
                                             on January 26,
                                              1998 Through
                                             July 31, 1998
                                             _______________

REVENUE                                        $    6,467

COST OF SALES                                      13,765
                                             _____________
GROSS PROFIT (LOSS)                                (7,298)
                                             _____________
EXPENSES:
  General and administrative                      125,343
                                             _____________
OPERATING LOSS                                   (132,641)

OTHER INCOME (EXPENSE):
  Interest expense                                 (4,797)
                                             _____________
LOSS BEFORE INCOME TAXES                         (137,438)

CURRENT TAX EXPENSE                                     -

DEFERRED TAX EXPENSE                                    -
                                             _____________

NET LOSS                                       $ (137,438)
                                             _____________

LOSS PER COMMON SHARE:
  Basic loss per share                         $     (.23)
                                             _____________
  Diluted loss per share                       $     (.23)
                                             _____________







 The accompanying notes are an integral part of these financial statements.

                      BALANCED LIVING, INC.
                  [A Development Stage Company]

         CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

         FROM THE DATE OF INCEPTION ON JANUARY 26, 1998

                      THROUGH JULY 31, 1998

                           [RESTATED]
                                                            Deficit
                                                          Accumulated
                              Common Stock                 During the
                         ______________________  Paid in  Development
                            Shares     Amount    Capital     Stage
                        ______________________________________________
BALANCE, January 26, 1998         -   $     -    $     -   $       -

Issuance of 100,000 shares
common stock for cash,
February 10, 1998 at
$.01 per share              100,000       100        900           -

Effect of reorganization of
the Company through the
issuance of 500,000 shares
of common stock to acquire
"The Balanced Woman, Inc."
pursuant to agreement and
plan reorganization on
July 14, 1998               500,000       500      1,500           -

Consideration received for
the grant of 450,000 non-
qualified stock options,
at $.01 per underlying
share of stock                    -         -      4,500           -

Net loss for the period
ended July 31, 1998               -         -          -    (137,438)
                        ______________________________________________
BALANCE, July 31, 1998      600,000   $   600    $ 6,900  $ (137,438)
                        ______________________________________________







 The accompanying notes are an integral part of these financial statements.

                       BALANCED LIVING, INC.
                  [A Development Stage Company]

              CONSOLIDATED STATEMENT OF CASH FLOWS

                                               From Inception
                                               on January 26
                                                1998 Through
                                               July 31, 1998
                                             __________________
Cash Flows Used by Operating Activities:
  Net loss                                   $     (137,438)
  Adjustments to reconcile net
    loss to net cash used by
    operating activities:
     Depreciation                                       141
     Changes in assets and liabilities:
       Increase in shareholder advance receivable    (1,000)
       Increase in inventory                        (14,771)
       Increase in prepaid assets                      (600)
       Increase in accounts payable                   6,242
       Increase in accounts payable - related party     471
       Increase in accrued liabilities                2,964
                                            ________________
     Net Cash Used by Operating Activities         (143,991)
                                            ________________
Cash Flows Used by Investing Activities:
  Equipment purchases                                (3,073)
                                            ________________
     Net Cash Used by Investing Activities           (3,073)
                                            ________________
Cash Flows Provided by Financing Activities:
  Proceeds from options granted                       4,500
  Proceeds from common stock issuance                 3,000
  Proceeds from notes payable issuance              160,000
                                            ________________
     Net Cash Provided by Financing Activities      167,500
                                            ________________
Net Increase in Cash                                 20,436

Cash at Beginning of Period                               -
                                            ________________
Cash at End of Period                              $ 20,436
                                            ________________

Supplemental Disclosures of Cash Flow information:

  Cash paid during the period for:
    Interest                                       $  1,833
    Income taxes                                   $      -

Supplemental schedule of Noncash Investing and Financing
Activities:

  For the period ended July 31, 1998:
     The Company entered into a reorganization with The Balanced Woman, Inc. wherein the shareholders of The Balanced Woman retained 500,000 shares of stock in the Company.


 The accompanying notes are an integral part of these financial statements.

                      BALANCED LIVING, INC.
                  [A Development Stage Company]

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - The Balanced Woman, Inc. ("Subsidiary") was organized under the laws of the State of Colorado on January 26,
  1998.   During July, 1998 the Company was reorganized  through  a
  stock for stock exchange with Balanced Living, Inc. ("Parent") [See Note 2]. Balanced Living, Inc. a Colorado corporation, was
  organized   on  July  1,  1998.   The  Company  has  not   raised
  significant revenue from planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company is engaged in the business of holding motivational seminars, and selling books and other motivational products. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. The company expects to adopt December 31st as its fiscal year end.

  Consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, The Balanced Woman, Inc. All significant intercompany transactions have been eliminated in consolidation.

  Inventories - Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Equipment - Equipment is carried at cost and is depreciated over the estimated useful life of the equipment using the straight line method.

  Revenue Recognition - The Company's revenue comes from holding motivational seminars and selling motivational products (books, cards, CD's, etc.). Revenue is recognized when the services are rendered or the product is delivered.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with FASB 128 "Earnings Per Share".

  Statement of Cash Flows - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

  Fair Value of Financial Instruments - Management estimates that the carrying value of financial instruments on the consolidated financial statements approximates their fair values.

  Restatement - The financial statements have been restated to reflect the reorganization of the Company pursuant to a stock for stock exchange [See Note 2]. All references to common stock and the numbers of shares issued and outstanding have been restated
  to   reflect   the  shares  of  common  stock   issued   in   the
  reorganization.

                      BALANCED LIVING, INC.
                  [A Development Stage Company]

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - BUSINESS REORGANIZATION

  On July 14, 1998 the Company entered into an Agreement and Plan of Reorganization wherein Parent acquired all the issued and outstanding shares of common stock of Subsidiary in a stock for stock exchange. Parent issued 500,000 shares of common stock in the exchange. Parent and Subsidiary had similar ownership at the time of reorganization and were considered to be entities under common control. Accordingly, the reorganization has been recorded in a manner similar to a pooling of interests.

NOTE 3 - INVENTORIES

  Inventories consisted of finished goods in the amount of $14,771 at July 31, 1998.

NOTE 4 - EQUIPMENT

  Equipment consists of the following:

                                  Estimated
                                 Useful Lives   July 31,
                                   in Years       1998
                                 ___________   __________
         Office equipment           5 - 7       $  3,073
                                               __________
                                                   3,073
         Accumulated depreciation                   (141)
                                               __________
                                                $  2,932
                                               __________

  Depreciation expense for the period ended July 31, 1998 was $141.

NOTE 5 - NOTES PAYABLE

  During March, 1998, the Company issued subordinated demand notes payable to various officers, shareholders, and consultants in the amount of $160,000. The notes bear interest at a rate of 10% per annum with quarterly interest payments, the notes are due on March 1, 1999. Note-holders can demand payment of the unpaid principal plus accrued interest in order to purchase other equity opportunities in the Company of equal value at any time prior to the maturity date. As of July 31, 1998, interest payments have been made in the amount of $1,833. The notes are subordinated by 80,000 warrants to purchase one share of the Company's stock at $1 per share [See Note 6].

  Subsequent to July, 1998, the Company raised an additional $65,000 through issuing additional subordinated demand notes payable, $25,000 of which came from a private investor. Warrants for 32,500 shares of common stock were included in the transaction.

                      BALANCED LIVING, INC.
                  [A Development Stage Company]

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - CAPITAL STOCK

  Common Stock - In connection with its acquisition of Subsidiary on July 14, 1998, the Company issued 500,000 shares of its previously authorized, but unissued common stock [See Note 2]. The Subsidiary had previously been funded with $2,000.

  During January, 1998, the Company issued 100,000 shares of common stock in connection with the organization of the Company at $.01 per share. Total proceeds amounted to $1,000.

  Stock Warrants - During March, 1998, Subsidiary issued 80,000 common stock warrants to various officers, directors and consultants in conjunction with the issuance of subordinated notes payable [See Note 5]. Due to the reorganization of the company [See note 2], the warrants of Subsidiary were cancelled, and re-issued under the same terms by Parent during July, 1998. Each warrant grants the holder the right to purchase one share of the Company's common stock at a price of $1 per share. The warrants may be exercised at any time prior to March 1, 2003. An additional 32,500 warrants were issued subsequent to July, 1998.

  Stock Option Plan - During January, 1998 the Company implemented its 1998 stock option plan. The plan provides for 1,000,000 shares of common stock to be reserved for issuance to officers, directors, employees and consultants as employment incentives. As of July 31, 1998, no options have been issued under the plan. Options granted vest over a five year period and are exercisable at $1 per share. As of July 31, 1998 no options had vested.

  Non-Qualified Stock Options - As of July 31, 1998, the Company has issued a total of 450,000 options outside of the 1998 stock option plan to various officers, directors and consultants of the Company. These options are exercisable at $1 per share, and vest over a five-year period, based upon certain conditions specified in the option agreement. The options expire five years from the date of vesting. As of July 31, 1998, no options had vested. An additional 50,000 non-qualified options were issued subsequent to July 31, 1998.

  A summary of the status of the options granted under the Company's stock option plans and other agreements at July 31, 1998 and changes during the period then ended is presented in the table below:
                                     1998
                         ____________________________
                                     Weighted Average
                           Shares     Exercise Price
                          __________________________
  Outstanding at
  beginning of period           -          $      -
  Granted                 450,000              1.00
  Exercised                     -                 -
  Forfeited                     -                 -
  Canceled                      -                 -
                          __________________________
  Outstanding at
  end of Period           450,000          $   1.00
                          __________________________
  Exercisable at
  end of period                 -          $   1.00
                          __________________________
  Weighted average
  fair value of
  options granted         450,000          $      -
                          __________________________

                      BALANCED LIVING, INC.
                  [A Development Stage Company]

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - CAPITAL STOCK [Continued]

  The fair value of each option granted is estimated on the date granted using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during the period ended July 31, 1998: risk-free interest rate of 4.879%, expected dividend yield of 0%, expected life of 5 years, and expected volatility of 0%.

  A summary of the status of the options outstanding under the Company's stock option plans and other agreements at July 31, 1998 is presented below:

                  Options Outstanding          Options Exercisable
           ________________________________   ____________________

                        Weighted   Weighted              Weighted
 Range of               Average    Average               Average
 Exercise   Number     Remaining   Exercise   Number     Exercise
 Prices   Outstanding  Contractual  Price   Exercisable   Price
                          Life
 _______  ___________  __________  ________  __________  ________

  $1.00      450,000     5 years     $1.00        0        $1.00

  The Company accounts for its option plans and other option agreements under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, since all options granted were granted with exercise prices at market value or above, no compensation cost has been recognized in the accompanying financial statements. Had compensation cost for these options been determined based on the fair value at the grant dates for awards under these plans and other option agreements consistent with the method prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", the Company's net income and earnings per common share would have been the proforma amounts as indicated below:

                                        Period Ended
                                          July 31,
                                            1998
                                        ____________

    Net Loss          As reported       $  (137,438)
                      Proforma          $  (137,438)

    Loss per share    As reported       $      (.23)
                      Proforma          $      (.23)

NOTE 7 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At July 31, 1998 the Company has available unused operating loss carryforwards of approximately $137,000, which may be applied against future taxable income and which expire in 2013.

                      BALANCED LIVING, INC.
                  [A Development Stage Company]

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - INCOME TAXES [Continued]

  The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $47,000 as of July 31, 1998 with an offsetting valuation allowance of the same amount resulting in a change in the valuation allowance of approximately $47,000 during 1998.

NOTE 8 - LOSS PER SHARE

  The following data shows the amounts used in computing loss per share for the period ended July 31, 1998.

                                       Weighted-Average
                             Loss          Shares       Per-Share
                          (Numerator)   (Denominator)    Amount
                          ___________  _______________  _________
  Basic loss per share
     Net loss             $ (137,438)      600,000       $  (.23)
                                                        _________
  Effect of dilutive
  securities
      Warrants                     -             -
      Options                      -             -
                          ___________  _______________
  Diluted loss per share
     Net loss + assumed
     conversions     $      (137,438)      600,000       $  (.23)
                          ___________  _______________  _________

  The Company had at July 31, 1998, options and warrants to purchase 450,000 and 80,000 shares of common stock , respectively, at prices of $1.00 per share, that were not included in the computation of diluted loss per share because their effect was anti-dilutive (the exercise price of the options and warrants was greater than the average market price of the common shares).

NOTE 9 - COMMITMENTS

  The Company has agreed to compensate a majority shareholder of, and independent contractor to, the Company for her services to the Company in shares of the Company's restricted common stock. The exact number of shares has yet to be negotiated with the board of directors of the Company, and may be subject to vesting rights imposed by the Company. No amounts have been accrued in the accompanying financial statements for this agreement to issue stock.

                      BALANCED LIVING, INC.
                  [A Development Stage Company]

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - SUB-LEASE AGREEMENT

  During July, 1998, Balanced Living entered into an agreement to sub-lease office space. The term of the lease is 10.5 months, with no option to renew. The agreement terminates on June 1,
  1999.   Total base rent amounts to $6,300 and is due in monthly
  installments of $600. As of July 31, 1998 the Company had paid its first month's rent of $600 plus a security deposit of $600.

NOTE 11 - RELATED PARTY TRANSACTIONS

  Management Compensation - The Company paid $20,000 in salary to the Company's President/Secretary-Treasurer during the period ended July 31, 1998.

  Shareholder Advance - During the period ended July 31, 1998, the Company made advances to the President/Secretary-Treasurer of the Company totaling $1,000. The advances are non-interest bearing and were subsequently repaid in full.

  Accounts Payable - As of July 31, 1998 the Company owed $471 to an option/warrant holder and consultant to the Company for amounts paid on behalf of the Company for operating expenses and inventory.

  Notes Payable - As of July 31, 1998 the Company had outstanding subordinated demand notes payable to various officers, directors, shareholders and consultants totaling $160,000 [See Note 5]. Of the notes, $10,000 were issued to the Company's President/Secretary-Treasurer, and $50,000 were issued to a majority shareholder.

  Stock Warrants - During the period ended July 31, 1998, the Company issued 80,000 common stock warrants to various officers, directors and consultants [See Note 6]. Of the 80,000 warrants, 5,000 were issued to the Company's President/Secretary-Treasurer, and 25,000 were issued to a majority shareholder.

  Stock Options - During the period ended July 31, 1998, The Company issued 450,000 stock options to various officers, directors and consultants [See Note 6]. Of the 450,000 options, 50,000 were issued to the Company's President/Secretary-Treasurer, and 50,000 were issued to a majority shareholder.

NOTE 12 - DEVELOPMENT STAGE COMPANY

  The Company was formed with a very specific business plan. However, the possibility exists that the Company could expend virtually all of its working capital in a relatively short time period and may not be successful in establishing on-going profitable operations.

                      BALANCED LIVING, INC.
                  [A Development Stage Company]

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern.
  However, the Company was only recently formed, has not yet established profitable operations, has incurred significant losses since inception, and has a stockholder's deficit. The Company also has current liabilities in excess of current assets (a working capital deficiency). These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise additional funds through loans and/or through additional sales of its common stock which funds will be used to assist in establishing on-going operations. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 14 - SUBSEQUENT EVENTS

  Proposed Public offering of Common Stock - the Company plans to file a registration statement with the United States Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933. The Company proposes to sell 250,000 "units" at a price of $2 per Unit, which price has been arbitrarily determined by the Company. Each Unit consists of one share of the Company's $.001 par value common stock sold at $2 per share, one "Class A Warrant" to purchase one share of common stock at $3 per share, one "Class B Warrant" to purchase one share of common stock at $5 per share, and one "Class C Warrant" to purchase one share of common stock at $10 per share. All warrants issued under the offering will expire on December 31, 2003. The warrants are callable if, after one year from the issuance date, public trading develops and trading occurs for at least 20 consecutive days. The warrants are callable at $.01 per warrant upon 30 days notice by the Company to warrant holders. The units will be offered and sold by officers of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. If a registered broker dealer is used in selling any of the units, a 10% sales commission will be paid to those broker dealers who assist in selling the units. The Company has not incurred any stock offering costs as of July 31, 1998, but any such costs will be netted against the proceeds of the proposed public offering.

  Subordinated Demand Notes-Payable - Subsequent to July, 1998 the Company issued additional subordinated demand notes payable for proceeds totaling $95,000. Warrants for 47,500 shares of common stock were also issued in the transaction.

  Stock Options - Subsequent to July, 1998 the Company issued additional non-qualified stock options for the purchase of 50,000 shares of common stock. The options will vest over a five year period and are exercisable at $1 per share.

No dealer, salesman or other person
is authorized to give any
information or to make any
representations other than those
contained in this Prospectus in
connection with the offer made
hereby.  If given or made, such
information or representations must
not be relied upon as having been
authorized by the Company.  This
Prospectus does not constitute an
offer to sell or a solicitation of
an offer to buy any of the securities
covered hereby in any jurisdiction or
to any person to whom it is unlawful
to make such offer or solicitation in
such jurisdiction.  Neither the
delivery of this Prospectus nor any
sale made hereunder shall, in any
circumstances, create any
implication that there has been no
change in the affairs of Balanced
Living since the date hereof.



TABLE OF CONTENTS

Item	 					Page

Prospectus Summary			  3
Risk Factors				  4
   Risks Inherent in Balanced
	Living				  4
   Risks Related to the Nature of
	Balanced Living's Business	  5
   Risks Related to Balanced
	Living's Offering       	  5
Use of Proceeds				  8
Dilution					  9
Management's Discussion & Analysis
  of Financial Condition and
  Results of Operations			 11
Information About Balanced Living	 13
Management of Balanced Living	       18
Balanced Living's Principal
  Shareholders				 21
Certain Transactions			 21
Description of Common Stock of
  Balanced Living				 22
Shares Eligible for Future Sale	 23
Balanced Living's Plan of
  Distribution				 24
Experts					 25
Legal Matters				 25
Where Can You Find Additional
  Information				 25
Balance Living's Financial
  Statements Notes to Financial
  Statements				F-1





                 Balanced
                  Living,
                   Inc.







                250,000
           Common Stock Units









              PROSPECTUS








           March    , 1999

                              -BACK COVER PAGE-

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Directors and Officers

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

Section 7-109-102 of the Colorado Code grants authority to a Colorado corporation to indemnify officers and directors as follows:

     (1) Except as provided in subsection (4), below, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

   	 (a) The person conducted himself or herself in good faith; and
   	 (b) The person reasonably believed:

		(I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

		(II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

	(c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     (2) Indemnification is appropriate as to a director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of (1), above. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of (1), above.

     (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the statutory standard of conduct.

     (4) A corporation may not indemnify a director:

	(a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

	(b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

     (5) Indemnification must be limited to reasonable expenses incurred in connection with the proceeding.

     (6) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

    	The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Colorado Business Corporation Act.

ITEM 25. Other Expenses of Issuance and Distribution*

    	The following table sets forth the estimated costs and expenses to be paid by Balanced Living in connection with the offering described in the Registration Statement.

Amount

	SEC registration fee 	             $  1,390
	Blue sky fees and expenses	       $  4,937
	Printing and shipping expenses	 $    500
	Contingent Broker Commissions	       $ 50,000
	Legal fees and expenses	             $ 20,000
	Accounting fees and expenses	       $  4,000
	Transfer, Escrow and Miscellaneous
	   expenses	                         $  1,250

	Total             	              $82,077

* All expenses except SEC registration fee are estimated.

ITEM 26. Recent Sales of Unregistered Securities

	On July 14, 1998, Balanced Living agreed to issue 250,000 shares of unregistered common stock to each of Ms. Barham and Ms. Blackham in exchange for their shares of equal number in The Balanced Woman, Inc. This offering was conducted in reliance on Section 4(2) of the Securities Act and state corollary exemptions. Both Ms. Blackham and Ms. Barham qualifiedas accredited investors at the time of this transaction and had access to Balanced Living's financials and other financial, corporate and business information and records.

	On July 15, 1998, Balanced Living borrowed $160,000 from seven persons and in that connection issued a total of 80,000 warrants to purchase a total of 80,000 shares of Balanced Living's common stock, at $1.00 per share, to these same persons. Balanced Living believes that these notes and warrants were issued under the exemption of
Section 4(2) of the Securities Act, and corollary state exemptions. Each of these persons were sophisticated and knowledgeable, and were involved with the formation of Balanced Living and had access to Balanced Living's financials and other financial, corporate and business information and records. Moreover each of these persons had the economic ability to lose the enter amount of their investment without a material adverse effect on their ongoing ability to provide for their families or their dependents.

	On July 1, 1998, 100,000 shares of unregistered Company common stock were issued to Ms. Barham and Ms. Blackham (50,000 each) in return for $500.00 each. These shares were issued in reliance on the exemption found in Section 4(2) of the Securities Act and corollary state exemptions. Both Ms. Blackham and Ms. Barham were qualified as accredited investors at the time of this transaction and had access to Balanced Living's financials and other financial, corporate and business information and records.

	On August 12, 1998, Balanced Living borrowed $25,000 from Jolley Family Trust and in that connection issued a total of 12,500 warrants to purchase a total of 12,500 shares of Balanced Living's common stock, at $1.00 per share to this same investor. Balanced Living believes that these notes and warrants were issued under the exemption of Section 4(2) of the Securities Act, and corollary state exemptions.
This investor is sophisticated and knowledgeable, and was involved with the formation of Balanced Living and had access to Balanced
Living's financials and other financial, corporate and business information and records. Moreover each of these persons had the economic ability to lose the enter amount of their investment without a material adverse effect on their ongoing ability to provide for their families or their dependents.

	On August 24, 1998, Balanced Living borrowed $40,000 from Carol N. Jensen and in that connection issued a total of 20,000 warrants to purchase a total of 20,000 shares of Balanced Living's common stock, at $1.00 per share to this same investor. Balanced Living believes that these notes and warrants were issued under the exemption of
Section 4(2) of the Securities Act, and corollary state exemptions.
This investor is sophisticated and knowledgeable, and was involved with the formation of Balanced Living and had access to Balanced
Living's financials and other financial, corporate and business information and records. Moreover each of these persons had the economic ability to lose the enter amount of their investment without a material adverse effect on their ongoing ability to provide for their families or their dependents.

	On October 30, 1998, Balanced Living borrowed $25,000 from Rose Blackham and in that connection issued 12,500 warrants to purchase a total of 12,500 shares of Balanced Living's common stock, at $1.00 per share, to same investor. Balanced Living believes that these notes and warrants were issued under the exemption of Section 4(2) of the Securities Act, and corollary state exemptions. Ms. Blackham was qualified as an accredited investors at the time of this transaction and had access to Balanced Living's financials and other financial, corporate and business information and records.

	On November 4, 1998, Balanced Living borrowed $5,000 from Linda Ford and in that connection issued a total of 2,500 warrants to purchase a total of 2,500 shares of Balanced Living's common stock, at $1.00 per share, to Ms. Ford. Balanced Living believes that these notes and warrants were issued under the exemption of Section 4(2) of the Securities Act, and corollary state exemptions. This investor is sophisticated and knowledgeable, and was involved with the formation of Balanced Living and had access to Balanced Living's financials and other financial, corporate and business information and records.
Moreover each of these persons had the economic ability to lose the enter amount of their investment without a material adverse effect on their ongoing ability to provide for their families or their dependents.

	On December 4, 1998, Balance Living borrowed $ 40,000 from Kim & Shannon Lundgren and in that connection issued a total of 20,000 warrants to purchase a total of 20,000 shares of Balanced Living's common stock, at $1.00 per share, to such investor. Balanced Living believes that these notes and warrants were issued under the exemption of Section 4(2) of the Securities Act, and corollary state exemptions. This investor is accredited and had access to Balanced Living's financials and other financial, corporate and business information and records. Moreover each of these persons had the economic ability to lose the enter amount of their investment without a material adverse effect on their ongoing ability to provide for their families or their dependents.

	On December 4, 1998, Balance Living borrowed $25,000 from Kent G. and Marianne C. Stephens and in that connection issued a total of 12,500 warrants to purchase a total of 12,500 shares of Balanced
Living's common stock, at $1.00 per share, to Kent G. and Marianne C. Stephens. Balanced Living believes that these notes and warrants were issued under the exemption of Section 4(2) of the Securities Act, and corollary state exemptions. This investor is sophisticated and knowledgeable and had access to Balanced Living's financials and other financial, corporate and business information and records. Moreover each of these persons had the economic ability to lose the enter amount of their investment without a material adverse effect on their ongoing ability to provide for their families or their dependents.

	On December 9, 1998, Balanced Living borrowed $10,0000 from Neidda Shehady and in that connection issued a total of 5,000 warrants to purchase a total of 5,000 shares of Balanced Living's common stock, at $1.00 per share, to Ms. Shehady. Balanced Living believes that these notes and warrants were issued under the exemption of Section 4(2) of the Securities Act, and corollary state exemptions. This investor is sophisticated and knowledgeable and had access to Balanced Livings financials and other financial, corporate and business information and records. Moreover this investor had the economic ability to lose the enter amount of their investment without a material adverse effect on their ongoing ability to provide for their families or their dependents.

ITEM 27.  Exhibits

    Index		SEC Reference
   Exhibit No. 	Document

	*3.1		Articles of Incorporation
	*3.2		By-Laws
	*4.1  	Agreement & Plan of Reorganization with The Balanced
			Woman, Inc.
	*4.2  	Stock Option Agreement with Jeannene Barham
	*4.3		Stock Option Agreement with Rose Blackham
	*4.4 		Stock Option Agreement with Terri Sundh
	*4.5 		Stock Option Agreement with Lisa Hawthorne
	*4.6 		Stock Option Agreement with Linda Ford
	*4.7  	Stock Option Agreement with Carole F. Madsen
	*4.8 		Stock Option Agreement with Gail Showalter Soderling
	*4.9   	Stock Option Agreement with Carol N. Jensen
	*4.10 	Stock Option Agreement with Barbara Ann Curl
	*4.11 	Stock Option Agreement with Keri McGuire.
	*4.12 	Form of Promissory Note used with private investors
	*4.13		Form of Securities Purchase Agreement used with private
			investors
	*4.14 	Form of $1.00 per share Warrants used with private
			investors
	*5		Opinion on Legality
	*10     	Stock Option Plan
	*21		Subsidiaries of the small business issuer
	+24.1		Consent of Pritchett, Siler & Hardy P.C.
	*24.2  	Consent of Counsel to Issuer (included in Exhibit 5)
	*27    	Financial Data Schedule
	*99.1  	Form of Subscription Agreement
	*99.2		Form of Class A Warrant
	*99.3		Form of Class B Warrant
	*99.4 	Form of Class C Warrant
	*99.5  	Form of Warrant Agreement with Trust Agreement
	*99.6		Lease Agreement
-----------------
*	  Previously filed
+ 	To be filed by amendment

ITEM 28. Undertakings

	Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Revised Statutes, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes to:

	(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) Include any prospectus required by section 10(a)(3) of the Securities Act; (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

	Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration
Fee" table in the effective registration statement; and (iii) Include any additional or changed material information on the plan of distribution.

	(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

	(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it has met all of the requirements of filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in Salt Lake City, Utah, on March 8, 1999.

					Balanced Living, Inc.

					By: /s/  Jeannene Barham
					Jeannene Barham, Chief Executive Officer,
					Director, and President

	Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures			        Title 				    Date

/s/ Jeannene Barham	Chief Executive Officer             March 8, 1999
Jeannene Barham		President, Chief Financial
                     	Officer and Director